UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

SCHEDULE 14A

___________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

RumbleOn, Inc.
(Name of Registrant as Specified in its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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RumbleOn, Inc.
901 W. Walnut Hill Lane, Suite 110A
Irving, Texas 75038

Dear Shareholders:

On behalf of the RumbleOn team, it is my pleasure to invite you to attend our 2025 Annual Meeting of Shareholders, which is scheduled to be held virtually on Wednesday, June 4, 2025, at 8:00 a.m. Central Time.

The accompanying Notice of Annual Meeting and Proxy Statement describes the specific matters to be voted upon at the 2025 Annual Meeting. We also will report on our business and provide an opportunity for you to ask questions of general interest.

As discussed on our 2024 year-end earnings call last month, I am focused on instilling a high performance, winning culture and building a strong foundation for growth. I believe there are immediate opportunities to enhance revenue, streamline our cost structure and further standardize our systems and processes in 2025 and beyond. Over time, I expect to accelerate our growth, both via acquisitions and organic avenues, with a continual focus on driving free cash flow per share.

Whether you own a few or many shares of RumbleOn stock and whether or not you plan to attend the 2025 Annual Meeting virtually or not, it is important that your shares be represented at the 2025 Annual Meeting. Your vote is important, and we ask that you please cast your vote as soon as possible.

In closing, I hope you will participate in the Annual Meeting and ask for your support of our directors and the other items described in the accompanying Proxy Statement. Your participation is important, so please exercise your right to vote.

Sincerely,

Michael Quartieri
Chairman and Chief Executive Officer

April 23, 2025

RumbleOn, Inc.
901 W. Walnut Hill Lane, Suite 110A
Irving, Texas 75038

NOTICE OF THE 2025 ANNUAL MEETING OF SHAREHOLDERS

You are cordially invited to attend the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of RumbleOn, Inc., a Nevada corporation (“RumbleOn,” the “Company,” “we,” “us,” or “our”) on Wednesday, June 4, 2025 at 8:00 a.m. Central Time. The Annual Meeting will be held in a virtual format only, via a live webcast on the Internet, with no physical in-person meeting. You will be able to attend, participate, vote and submit questions at the Annual Meeting online by visiting www.virtualshareholdermeeting.com/RMBL2025 during the meeting.

We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying Proxy Statement:

(1)    To elect seven directors, serving for a term until the 2026 Annual Meeting of Shareholders, or until their successors are duly elected and qualified, which we refer to as the “Director Election Proposal”;

(2)    To approve an amendment to the RumbleOn, Inc. 2017 Stock Incentive Plan (the “Plan”) to, among other things, (i) increase the number of shares of the Company’s Class B common stock (the “Class B common stock”) authorized for issuance under the Plan by 2,500,000 shares, (ii) eliminate annual grant limits that applied to certain individuals (which were previously included for tax reasons that no longer apply), (iii) add an evergreen provision pursuant to which up to 5% of the number of shares of Class B common stock outstanding may be added by the Board to the Plan each year without shareholder approval and (iv) provide that shares of Class B common stock underlying awards that are not ultimately issued, including shares withheld for taxes, may be available for future awards granted under the Plan, which we refer to as the “Stock Plan Amendment Proposal”;

(3)    To obtain advisory approval of the Company’s executive compensation (“Say on Pay”), which we refer to as the “Say on Pay Proposal”;

(4)    To ratify the appointment of BDO USA, P.C. (“BDO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025, which we refer to as the “Auditor Proposal”; and

(5)    To transact any other business that is properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The Board of Directors of the Company recommends that you vote FOR the Director Election Proposal, FOR the Stock Plan Amendment Proposal, FOR the Say on Pay Proposal and FOR the Auditor Proposal. Please refer to the accompanying Proxy Statement for detailed information on each of the proposals and the Annual Meeting.

The close of business on Tuesday, April 8, 2025 has been fixed as the record date for the Annual Meeting (the “Record Date”). Only holders of record of RumbleOn’s Class A common stock and Class B common stock on the Record Date are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements of the Annual Meeting. This notice of Annual Meeting, Proxy Statement, proxy card and copy of the Annual Report for the year ended December 31, 2024 are being distributed to shareholders on or about April 23, 2025.

Your vote at the Annual Meeting is important. Even if you plan to attend the Annual Meeting, we ask that you please cast your vote as soon as possible. As more fully described in the accompanying Proxy Statement, you may revoke your proxy and reclaim your right to vote at any time prior to its use.

By order of the Board of Directors of the Company:

Melissa Bengtson
Executive Vice President, Chief Legal Officer and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 4, 2025

The accompanying Proxy Statement and the 2024 Annual Report are available at
www.proxyvote.com

This Proxy Statement and the accompanying proxy materials (including the letter to shareholders and notice of annual meeting) may contain “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995, which statements may be identified by words such as “expects,” “plans”, “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this Proxy Statement and speak only as of such date. Shareholders are advised to consider the factors listed under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K and other filings made with the Securities and Exchange Commission, as such statements may be updated and amended from time to time, which factors may cause actual future events to differ materially from our expectations as of the date of this Proxy Statement. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

i

PROXY STATEMENT

This Proxy Statement (the “Proxy Statement”) contains information relating to the solicitation of proxies by the Board of Directors of the Company (the “Board”) of RumbleOn, Inc. (“RumbleOn,” the “Company,” “we,” “us,” or “our”) for use at our 2025 Annual Meeting of Shareholders (the “Annual Meeting”). Our Annual Meeting will be held in a virtual-only meeting format on Wednesday, June 4, 2025 at 8:00 a.m. Central Time. We believe that hosting a virtual Annual Meeting enables greater shareholder access, attendance and participation, improves meeting efficiency and provides a consistent experience to all shareholders regardless of location. We will provide a live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/RMBL2025, where you will be able to submit questions and vote online. You will not be able to attend the meeting at a physical location.

The close of business on Tuesday, April 8, 2025 has been fixed as the record date for the Annual Meeting (the “Record Date”). Only holders of record of RumbleOn Class A common stock (the “Class A common stock”) and Class B common stock (the “Class B common stock”) on the Record Date are entitled to notice of, and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting. As of the Record Date, there were 50,000 shares of Class A common stock and 37,809,028 shares of Class B common stock issued and outstanding and entitled to vote at the Annual Meeting. This Proxy Statement and form of proxy are first being mailed to shareholders on or about April 23, 2025.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

What is the purpose of our Annual Meeting?

Our Annual Meeting will be held for the following purposes:

(1)    To elect seven directors, serving for a term until the 2026 Annual Meeting of Shareholders, or until their successors are duly elected and qualified, which we refer to as the “Director Election Proposal”;

(2)    To approve an amendment to the RumbleOn, Inc. 2017 Stock Incentive Plan (the “Plan”) to, among other things, (i) increase the number of shares of Class B common stock authorized for issuance under the Plan by 2,500,000 shares, (ii) eliminate annual grant limits that applied to certain individuals (which were previously included for tax reasons that no longer apply), (iii) add an evergreen provision pursuant to which up to 5% of the number of shares of Class B common stock outstanding may be added by the Board to the Plan each year without shareholder approval and (iv) provide that shares of Class B common stock underlying awards that are not ultimately issued, including shares withheld for taxes, may be available for future awards granted under the Plan, which we refer to as the “Stock Plan Amendment Proposal”;

(3)    To obtain advisory approval of the Company’s executive compensation (“Say on Pay”), which we refer to as the “Say on Pay Proposal”;

(4)    To ratify the appointment of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2025, which we refer to as the “Auditor Proposal”; and

(5)    To transact any other business that is properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

In addition, senior management will report on our business and respond to your questions of general interest regarding the Company.

How can I access the virtual Annual Meeting?

The live audio webcast of the Annual Meeting will begin promptly at 8:00 a.m. Central Time on June 4, 2025. To be admitted to the virtual Annual Meeting, you will need to log in at www.virtualshareholdermeeting.com/RMBL2025 using the 16-digit control number found on the proxy card previously mailed or made available to shareholders entitled to vote at the Annual Meeting. Because the Annual Meeting will be a completely virtual meeting, there will be no physical location for shareholders to attend.

Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test your device’s audio system. The virtual Annual Meeting is running the most updated version of the applicable software and plugins. You should ensure you have a strong Internet connection wherever you intend to participate in the Annual Meeting. You should also allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Annual Meeting.

Will I be able to ask questions and have these questions answered during the virtual Annual Meeting?

If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/RMBL2025 using the 16-digit control number found on the proxy card. Once you have logged in, you will need to type your question into the “Ask a Question” field and click “Submit.” You may submit questions prior to or during the meeting. Appropriate questions related to the proposals being voted upon will be answered during the Annual Meeting, subject to time constraints. Additional information regarding the ability of shareholders to ask questions during the Annual Meeting, as well as rules of conduct and other materials for the Annual Meeting, will be available at www.virtualshareholdermeeting.com/RMBL2025.

What happens if there are technical difficulties during the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting, voting at the Annual Meeting or submitting questions at the Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the log in page at www.virtualshareholdermeeting.com/RMBL2025.

What are the voting rights of RumbleOn shareholders?

For each share of Class A common stock held at the Record Date, a shareholder is entitled to ten votes per share on each of the director nominees and ten votes per share on each other matter properly presented at the Annual Meeting.

For each share of Class B common stock held at the Record Date, a shareholder is entitled to one vote per share on each of the director nominees and one vote per share on each other matter properly presented at the Annual Meeting.

What constitutes a quorum?

The presence in person or by proxy of the holders of one-third (33%) of the shares issued and outstanding and entitled to vote at the Annual Meeting constitutes a quorum with respect to all matters presented. If you submit a properly executed proxy or voting instruction card or properly cast your vote via the Internet, your shares will be considered part of the quorum even if you abstain from voting or withhold authority to vote as to a particular proposal. Pursuant to our Amended and Restated Bylaws, as amended (the “Amended and Restated Bylaws”), “broker non-votes” will be considered as present for purposes of determining whether a quorum exists.

What are “broker non-votes?”

“Broker non-votes” occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the shareholder and the firm does not have the authority to vote the shares in its discretion. Under applicable rules, the Director Election Proposal, the Stock Plan Amendment Proposal and the Say on Pay Proposal are “non-routine” proposals and as such a broker does not have the discretion to vote on these proposals, if the broker has not received instructions from the beneficial owner of the shares. Brokers have the authority to vote on the Auditor Proposal if they have not received instructions from the beneficial owner of the shares.

Will my shares be voted if I do not provide my proxy?

If you are the “beneficial owner” of your shares, meaning that your shares are held by a brokerage firm, a bank, or through another holder of record and you do not provide the firm specific voting instructions, such firm will not have the authority to vote your shares for the Director Election Proposal, the Stock Plan Amendment Proposal or the Say on Pay Proposal, and your shares will not be voted and will be considered “broker non-votes,” with respect to these proposals. We urge you to provide voting instructions so that your shares will be voted. If you hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or vote before or during the virtual Annual Meeting.

How do I vote?

RumbleOn shareholders of record on April 8, 2025 have four ways to vote:

•        By Internet at www.proxyvote.com until 11:59 p.m. Eastern Time on June 3, 2025 (have your 16-digit shareholder control number, which can be found on your proxy card, in hand when you access the website);

•        By toll-free telephone at 1-800-690-6903 until 11:59 p.m. Eastern Time on June 3, 2025 (have your 16-digit shareholder control number, which can be found on your proxy card, in hand when you access the website);

•        By mail, by marking, signing, and dating your proxy card and returning it in the postage-paid envelope provided to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717; or

•        Online during the Annual Meeting at www.virtualshareholdermeeting.com/RMBL2025 (have your 16-digit shareholder control number, which can be found on your proxy card, in hand when you vote online during the meeting).

Whether or not you plan to attend the meeting, we encourage you to vote by proxy as soon as possible. In order to be counted, proxies submitted by Internet or telephone must be received by 11:59 p.m. Eastern Time on June 3, 2025. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.

If your shares are registered in the name of broker, bank or other nominee (typically referred to as being held in “street name”), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting will also be offered to shareholders owning shares through certain banks and brokers.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may change your vote via the Internet, by signing and mailing a new proxy card with a later date, or by participating in the virtual Annual Meeting and voting in person (only your latest proxy submitted prior to the Annual Meeting or our vote during the virtual Annual Meeting will be counted). However, your participation in the virtual Annual Meeting will not automatically revoke your proxy unless you vote at the virtual Annual Meeting or specifically request in writing that your prior proxy be revoked.

What vote is required to approve each proposal at the Annual Meeting?

Proposal 1 — Director Election Proposal.

In accordance with the Company’s Amended and Restated Bylaws and Nevada law, the vote required to elect each director is a plurality vote. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Proposal 2 — Stock Plan Amendment Proposal.

The vote required to approve the Stock Plan Amendment Proposal is a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Proposal 3 — Say on Pay Proposal.

The vote required to approve the Say on Pay Proposal is a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Proposal 4 — Auditor Proposal.

The vote required to approve the Auditor Proposal is a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will have the same effect as a vote against this proposal. Brokers have the authority to vote on the Auditor Proposal even if they have not received instructions from the beneficial owner of the shares.

How does the Board recommend I vote on the proposals?

The Board recommends that you vote:

•        FOR Proposal 1: the Director Election Proposal;

•        FOR Proposal 2: the Stock Plan Amendment Proposal;

•        FOR Proposal 3: the Say on Pay Proposal; and

•        FOR Proposal 4: the Auditor Proposal.

How will the persons named as proxies vote?

If you complete and submit a proxy, the persons named as proxies will follow your voting instructions. If you submit and sign a proxy but do not provide instructions or if your instructions are unclear, the persons named as proxies will vote your shares in accordance with the recommendations of the Board, as set forth above.

With respect to any other proposal that properly comes before the Annual Meeting, the persons named as proxies will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

Who will pay for the cost of soliciting proxies?

We will pay for the cost of soliciting proxies. RumbleOn will also reimburse brokers and other custodians, nominees and fiduciaries for their expenses in sending these materials to you and getting your voting instructions. In addition to the use of postal services or the Internet, proxies may be solicited by officers and employees of the Company (none of whom will receive any additional compensation for any assistance they may provide in the solicitation of proxies) in person or by telephone.

PROPOSAL 1: DIRECTOR ELECTION PROPOSAL

Our Board currently consists of seven members, all of whom serve for a term expiring at the Annual Meeting. All directors elected at the Annual Meeting will serve for a one-year term, expiring at the 2026 Annual Meeting of Shareholders. Our Board is committed to sound corporate governance principles and practices and believes that shareholders should annually vote for the election of all directors.

Upon the recommendation of our Nominating and Corporate Governance Committee (“N&CG Committee”), our Board has nominated the seven persons listed below to stand for election at the Annual Meeting and serve for a term until the 2026 Annual Meeting of Shareholders, or until their successors are duly elected and qualified. Each nominee listed below is willing and able to serve as a director of RumbleOn.

Below are the names of and certain information regarding our director nominees. All director nominees were previously nominated by the Company’s N&CG Committee and the full Board.

Name	Age	Position
Mark Cohen	43	Current Director/Director Nominee
William Coulter	69	Current Director/Director Nominee
Rebecca Polak	54	Current Director/Director Nominee
Michael Quartieri	56	Current Director/Director Nominee
Rachel Richards	62	Current Director/Director Nominee
John Rickel	63	Director Nominee
Mark Tkach	68	Current Director/Director Nominee

DIRECTOR NOMINEES

Mark Cohen has served as a director of the Company since August 30, 2023. Mr. Cohen is the founder and managing partner of Stone House Capital Management, LLC (“Stone House”), a significant shareholder of the Company, and was appointed to the Board pursuant to the board nomination right granted to Stone House under the Standby Purchase Agreement, dated August 8, 2023, entered into by and among the Company, Stone House, Mark Tkach and William Coulter in connection with the rights offering completed by the Company in December 2023. Mr. Cohen founded Stone House, an SEC registered investment advisor, in 2010. Prior to founding Stone House, he was an Investment Analyst at Force Capital Management, LLC. Mr. Cohen holds a B.S. in Economics from the University of Pennsylvania’s Wharton School.

We believe that Mr. Cohen possesses attributes that qualify him to serve as a member of the Board, including his investment experience in a wide range of public companies, which provides him with valuable insights and perspectives that can assist the Board.

William Coulter has served as a director of the Company since July 14, 2023. Previously, Mr. Coulter served as an executive officer and a director of RumbleOn and Executive Vice Chairman from August 2021 until February 2022 and as a Board observer from June 14, 2023 through July 14, 2023. Mr. Coulter currently serves as the Manager of Coulter Management Group LLLP, a business Mr. Coulter founded in 2011 to manage multiple auto dealerships and investments in real estate. Prior to joining the Company, Mr. Coulter served as a co-founder of RideNow Powersports (“RideNow”) with Mr. Tkach. He has significant experience in all aspects of powersports operations, including overseeing RideNow’s financial and growth strategies from 1989 until it was acquired by the Company in August 2021. Under Mr. Coulter’s leadership, RideNow grew from a single dealership into the largest powersports group of companies in the United States. Mr. Coulter has worked for auto dealerships for over 50 years and is an owner of several award-winning, Arizona-based auto dealerships.

We believe that Mr. Coulter possesses attributes that qualify him to serve as a member of our Board, including his extensive experience in the powersports and automotive sales industries.

Rebecca Polak has served as a director of the Company since May 9, 2023 and was appointed Vice Chairman and Lead Independent Director on January 13, 2025. Since May 2024, Ms. Polak has served as the CEO of Manhattan Home Design. From October 2020 to June 2022, Ms. Polak served as the Chief Commercial Officer and General Counsel of CarLotz, Inc. (Nasdaq: LOTZ). Prior to joining CarLotz, Ms. Polak was employed at KAR Auction Services, Inc. (NYSE: KAR), now known as Openlane, Inc., and served as its Chief Legal

Officer and President of TradeRev from October 2017 to October 2019 and Secretary of KAR from April 2007 until October 2019. Ms. Polak previously served as Executive Vice President and General Counsel for KAR from April 2007 to October 2017, the Assistant General Counsel and Assistant Secretary of ADESA, Inc. from February 2005 to April 2007 and as Vice President of ADESA from December 2006 to April 2007. Prior to joining ADESA, Ms. Polak practiced corporate and securities law with Krieg DeVault from 2000 to 2005 and with Haynes and Boone from 1995 to 1999. She served as a director of Moatable, Inc. (NYSE: MTBL) from October 2023 to May 2024. Ms. Polak received her J.D. from the Southern Methodist University Dedman School of Law, cum laude, and her B.A. in English from Indiana University Bloomington.

We believe that Ms. Polak possesses attributes that qualify her to serve as a member of our Board, including her executive experience in automotive wholesale and retail operations and her extensive legal and mergers & acquisitions experience, including within the automotive industry.

Michael Quartieri has served as Chief Executive Officer since January 13, 2025, Chairman of the Board since November 16, 2024 and as a director of the Company since April 16, 2024. He previously served as the Senior Vice President and Chief Financial Officer of Dave & Buster’s Entertainment, Inc. (Nasdaq: PLAY) from January 2022 until June 2024. Mr. Quartieri served as Executive Vice President, Chief Financial Officer and Secretary of LiveOne, Inc. (Nasdaq: LVO) from November 2020 until December 2021. He served as Executive Vice President, Chief Financial Officer, Treasurer and Secretary at Scientific Games Corporation from November 2015 until June 2020. Mr. Quartieri held various positions at Las Vegas Sands, Corp. (NYSE: LVS) from October 2006 until November 2015, including Senior Vice President, Chief Accounting Officer and Global Controller. He previously spent thirteen years in various positions at Deloitte & Touche. He has served on the board of directors of Gambling.com Group (Nasdaq: GAMB) since July 2022. Mr. Quartieri holds a B.S. Accounting and a M. Acc. from the University of Southern California and maintains a CPA certificate from the State of California.

We believe Mr. Quartieri possesses attributes that qualify him to serve as a member of our Board, including his leadership and accounting experience at numerous public companies, and his financial expertise.

Rachel Richards has served as a director of the Company since March 17, 2025. Ms. Richards has over 38 years of experience in the automotive industry, including 20 years with Ford Motor Company (NYSE: F) and over 18 years with Sonic Automotive (NYSE: SAH). From 2014 until her retirement on January 1, 2025, Ms. Richards served as Chief Marketing Officer and Vice President of Retail Strategy of Sonic Automotive. As a long-standing member of Sonic Automotive’s executive team, she spearheaded the company’s strategic planning process. Over her tenure at Sonic Automotive, she had operational leadership over traffic management, business application development, website management, brand marketing, guest experience and loyalty, and digital and social media marketing. She played a pivotal role in launching EchoPark, Sonic Automotive’s standalone pre-owned vehicle business, and successfully guided the company through the transition from traditional to digital marketing. Additionally, she previously served as the strategic architect and operational leader of Sonic Automotive and EchoPark’s Guest Experience Center. Ms. Richards held various roles at Ford Motor Company from 1984 to 2004. Ms. Richards holds a B.S. in Business Administration from Shippensburg University.

We believe that Ms. Richards possesses attributes that qualify her to serve as a member of our Board, including her expertise in marketing, digital transformation, strategy and customer engagement in the automotive industry.

John Rickel is nominated by the Board for election at the Annual Meeting. Mr. Rickel served as Senior Vice President and Chief Financial Officer of Group 1 Automotive Inc. (NYSE: GPI) from December 2005 until his retirement in August 2020. At Group 1 Automotive, he was responsible for accounting, tax, treasury, financial reporting, budgeting, business planning, internal controls, investor relations, and IT. From 1984 until joining Group 1 Automotive, Mr. Rickel held a number of executive and managerial positions with Ford Motor Company (NYSE: F), including Chief Financial Officer of Ford Australia, Chief Financial Officer of Ford Europe, and Controller of the Americas. He served on the board of directors of U.S. Express Enterprises, Inc. (NYSE: USX) as the lead independent director, chair of the Nomination and Governance Committee, and member of the Audit Committee from June 2018 until June 2023, when the company was sold to Knight Swift. Mr. Rickel holds a B.S. in Business Administration and a M.B.A. from The Ohio State University.

We believe that Mr. Rickel possesses attributes that qualify him to serve as a member of our Board, including his financial and leadership expertise in the automotive industry and his prior experience as a public company director.

Mark Tkach has served as a director of the Company since December 21, 2023. He served as our Interim Chief Executive Officer and on our Board from June 16, 2023 until November 1, 2023, at which time he became a Board observer. Mr. Tkach previously served as a director and as an executive officer of the Company from August 2021 until February 2022. Mr. Tkach also serves as a consultant for Coulter Management Group, LLLP, a business that manages auto dealerships and investments in real estate. Before joining the Company, Mr. Tkach served as a co-founder of RideNow and oversaw its strategic growth from 1989 until it was acquired by the Company in August of 2021. Mr. Tkach has over 40 years of experience in powersports operations.

We believe that Mr. Tkach possesses attributes that qualify him to serve as a member of our Board, including his extensive experience in the powersports and automotive sales industries.

Vote Required and Board Recommendation

In accordance with the Company’s Amended and Restated Bylaws and Nevada law, the vote required to elect each director is a plurality of the votes cast. The Board recommends that you vote “FOR” the election of all director nominees.

CORPORATE GOVERNANCE

Corporate Governance Principles and Code of Ethics

Our Board is committed to sound corporate governance principles and practices. Our Board’s core principles of corporate governance are set forth in our Corporate Governance Principles. In order to clearly set forth our commitment to conduct our operations in accordance with our high standards of business ethics and applicable laws and regulations, our Board also adopted a Code of Business Conduct and Ethics, which is applicable to all directors, officers, and employees. A copy of the Code of Business Conduct and Ethics and the Corporate Governance Principles is available under the Investors tab of our website at www.rumbleon.com. You also may obtain without charge a printed copy of the Code of Business Conduct and Ethics and Corporate Governance Principles by sending a written request to: Investor Relations, RumbleOn, Inc., 901 W. Walnut Hill Lane, Suite 110A, Irving, Texas 75038.

Board of Directors

The business and affairs of our Company are managed by or under the direction of the Board. The Board is currently composed of seven members. Our Amended and Restated Bylaws provide that if the Chairman of the Board ceases to be an independent director, then the Vice Chairman shall exercise the powers and discharge the duties of the Chairman pursuant to the Bylaws. Michael Quartieri was elected as an independent director on April 16, 2024 and became Chairman of the Board on November 16, 2024. In connection with Michael Quartieri’s appointment as Chief Executive Officer on January 13, 2025, Rebecca Polak was appointed Vice Chairman of the Board and Lead Independent Director. We believe that the current combination of the Chairman and Chief Executive Officer with a Lead Independent Director is appropriate since both Mr. Quartieri and Ms. Polak have significant public company experience.

The Board held nineteen meetings and took eleven actions by unanimous written consent during the year ended December 31, 2024. In 2024, each person serving as a director attended at least 75% of the total number of meetings of our Board and any Board committee on which he or she served.

Our directors are expected to attend our Annual Meeting. Any director who is unable to attend our Annual Meeting is expected to notify the Chairman in advance of the Annual Meeting. All of our directors serving at the time of the 2024 Annual Meeting of Shareholders were in attendance.

Board Committees

Pursuant to our Amended and Restated Bylaws, our Board may designate one or more committees, each consisting of one or more directors, and delegate all the authority of the Board to any such committee, except with regard to certain actions described in the Amended and Restated Bylaws, including those requiring shareholder approval under Nevada law.

Our Board has established three separately designated standing committees to assist the Board in discharging its responsibilities: the Audit Committee, the Compensation Committee, and the N&CG Committee. The charters for the Audit Committee, the Compensation Committee, and the N&CG Committee set forth the scope of the responsibilities of that committee. The Board will assess the effectiveness and contribution of each committee on an annual basis. These charters are available at www.rumbleon.com, and you may obtain a printed copy of any of these charters by sending a written request to: Investor Relations, RumbleOn, Inc., 901 W. Walnut Hill Lane, Suite 110A, Irving, Texas 75038.

In addition, the Board may establish special committees. On September 12, 2024, the Board established a Special Committee in connection with the consideration and approval of the $10.0 million rights offering completed by the Company in December 2024 (the “2024 Rights Offering”) and Support and Standby Purchase Agreement, dated as of November 26, 2024 (the “Support and Standby Purchase Agreement”), among the Company, Stone House, Mark Tkach and William Coulter.

Pending the results of the election of directors at the Annual Meeting, the Board will review its committee memberships and Chair assignments. It is anticipated that following the Annual Meeting (i) Rachel Richards will succeed Steven Pully as a member of the Compensation Committee and be appointed as a member of the N&CG Committee and (ii) John Rickel will succeed Steven Pully as Chair of the Audit Committee.

Audit Committee.

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The current members of the Audit Committee are Steven Pully (chair), Mark Cohen and Rebecca Polak. Melvin Flanigan served on our Audit Committee from June 15, 2023 through April 8, 2024. Mark Cohen was appointed to the Audit Committee on April 16, 2024. Michael Quartieri served as Chair of the Audit Committee from June 4, 2024 until he was appointed Chief Executive Officer on January 13, 2025. Steven Pully replaced Michael Quartieri as Chair of the Audit Committee on January 13, 2025. The Board has determined that Steven Pully is an “audit committee financial expert,” as defined in Item 407 of Regulation S-K.

The primary function of the Audit Committee is to assist the Board in fulfilling its responsibilities by overseeing our accounting and financial processes and the audits of our financial statements. The independent auditor is ultimately accountable to the Audit Committee, as representative of the shareholders. The Audit Committee has the ultimate authority and direct responsibility for the selection, appointment, compensation, retention, and oversight of the work for which our independent auditor is engaged for the purpose of preparing and issuing an audit report or performing other audit, review or attest services for us (including the resolution of disagreements between management and the independent auditors regarding financial reporting), and the independent auditor must report directly to the Audit Committee. The Audit Committee also is responsible for the review of proposed transactions between us and related parties. A complete description of the Audit Committee’s responsibilities is included in its charter, which is available at www.rumbleon.com.

The Audit Committee held ten meetings and took five actions by unanimous written consent during the year ended December 31, 2024.

Compensation Committee.

The current members of the Compensation Committee are Rebecca Polak (chair), Mark Cohen and Steven Pully. Melvin Flanigan served on our Compensation Committee from June 15, 2023 through April 8, 2024. Steven Pully was appointed to the Compensation Committee on April 16, 2024. Michael Quartieri served on the Compensation Committee from November 19, 2024 until he was appointed Chief Executive Officer on January 13, 2025.

The Compensation Committee was established to, among other things, administer and approve all elements of compensation and awards for our executive officers. The Compensation Committee has the responsibility to review and approve the business goals and objectives relevant to each executive officer’s compensation, evaluate individual performance of each executive in light of those goals and objectives, and determine and approve each executive’s compensation based on this evaluation. A complete description of the Compensation Committee’s responsibilities is included in its charter, which is available at www.rumbleon.com.

The Compensation Committee held eight meetings and took two actions by unanimous written consent during the year ended December 31, 2024.

In December 2024, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant to assist the Compensation Committee with executive and director compensation, as well as a proposed share increase under our Plan and other matters within the scope of the Compensation Committee’s responsibilities. FW Cook does not perform any other work for the Company, does not trade in securities of the Company, has independence policies that are reviewed annually and will proactively notify the Compensation Committee chair of any potential or perceived conflicts of interests. The Compensation Committee found no conflict of interest during 2024 with respect to FW Cook.

Nominating and Corporate Governance Committee.

The current members of the N&CG Committee are Mark Cohen (Chair) and Rebecca Polak. Melvin Flanigan served on our N&CG Committee from June 15, 2023 through April 8, 2024. Mark Cohen was appointed as Chair of the N&CG Committee on April 16, 2024. Michael Quartieri served on the N&CG Committee from November 19, 2024 until he was appointed Chief Executive Officer on January 13, 2025.

The N&CG Committee is responsible for identifying individuals qualified to become members of the Board or any committee thereof, recommending nominees for election as directors at each annual shareholder meeting, recommending candidates to fill any vacancies on the Board or any committee thereof, and overseeing the evaluation of the Board. A complete description of the N&CG Committee’s responsibilities is included in its charter, which is available at www.rumbleon.com.

The N&CG Committee held two meetings and took one action by unanimous written consent during the year ended December 31, 2024.

Special Committee.

The members of the Special Committee were Steven Pully, Rebecca Polak and Michael Quartieri. The Special Committee was formed by the Board on September 12, 2024, and was responsible to reviewing and approving capital-raising transactions with related parties. The Special Committee reviewed and approved the 2024 Rights Offering and Support and Standby Purchase Agreement.

The Special Committee held 22 meetings and took three actions by unanimous written consent during the year ended December 31, 2024.

Board Leadership

Our Amended and Restated Bylaws require that we have a Chairman of the Board to preside over all meetings of the Board of Directors and shareholders. Michael Quartieri, an independent director, served as our independent Chairman from November 16, 2024 until his appointment as Chief Executive Officer on January 13, 2025. Rebecca Polak, an independent director, was appointed Vice Chairman and Lead Independent Director on January 13, 2025.

Board Oversight of Enterprise Risk

The Board is actively involved in the oversight and management of risks that could affect the Company. This oversight and management is conducted primarily through the committees of the Board identified above, but the full Board has retained responsibility for general oversight of risks and for cybersecurity risks. Senior leadership regularly briefs our Board on our cybersecurity and information security posture and our Board is apprised of cybersecurity incidents deemed to have a moderate or higher business impact, even if immaterial to us. The Audit Committee is primarily responsible for overseeing the risk management function, specifically with respect to management’s assessment of internal controls. The other committees of the Board consider the risks within their areas of responsibility. The Board satisfies its oversight responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Director Independence

Our Board has determined that John Rickel, Rachel Richards, Mark Cohen and Rebecca Polak qualify as “independent” directors in accordance with the listing requirements of Nasdaq and the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). The Nasdaq and SEC independence definitions include a series of objective tests regarding a director’s independence and requires that the Board make an affirmative determination that a director has no relationship with us that would interfere with such director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our Executive Vice President and Chief Operating Officer, Cameron Tkach, is the son of Mark Tkach, a member of our Board. There are no other family relationships among any of our directors or executive officers.

Communications with the Company and the Board

Shareholders may communicate with the Company through its Investor Relations Department by writing to Investor Relations, RumbleOn, Inc., 901 W. Walnut Hill Lane, Suite 110A, Irving, Texas 75038.

Shareholders interested in communicating with our Board, any Board committee, any individual director, or any group of directors (such as our independent directors) should send written correspondence to RumbleOn, Inc. Board of Directors, Attn: Secretary, 901 W. Walnut Hill Lane, Suite 110A, Irving, Texas 75038.

Shareholder Proposals for Next Year’s Annual Meeting

Any shareholder who wishes to present a proposal for action at our next Annual Meeting of Shareholders, or to nominate a director candidate for our Board, must submit such proposal or nomination in writing to our Corporate Secretary at RumbleOn, Inc., 901 W. Walnut Hill Lane, Suite 110A, Irving, Texas 75038. Shareholders interested in submitting a proposal for inclusion in our Proxy Statement for the 2026 Annual Meeting of Shareholders may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, shareholder proposals pursuant to SEC Rule 14a-8 must be received by our Corporate Secretary at RumbleOn, Inc., 901 W. Walnut Hill Lane, Suite 110A, Irving, Texas 75038 no later than December 25, 2025. These requirements are separate from the requirements set forth in our Amended and Restated Bylaws for proposals submitted outside of the Rule 14a-8 process. Our Amended and Restated Bylaws establish advance notice procedures with regard to director nominations and shareholder proposals that are not submitted for inclusion in our Proxy Statement, but that a shareholder instead wishes to present directly at an annual meeting. To be eligible to present a proposal or nomination at the 2026 Annual Meeting of Shareholders, such proposal or nomination must be properly submitted to us as set forth in our Amended and Restated Bylaws and not earlier than February 4, 2026 nor later than March 6, 2026.

Additionally, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, including a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote in the election of directors in support of director nominees other than the Company’s nominees, not earlier than February 4, 2026 nor later than March 6, 2026. Shareholders should review the specific procedures set forth in the Amended and Restated Bylaws and SEC Rule 14a-19 regarding the exact information required.

Clawback Policy

In accordance with SEC and Nasdaq requirements, we have adopted a compensation clawback policy regarding the mandatory recovery of certain forms of executive compensation in the case of accounting restatements resulting from a material error in our financial statements or material non-compliance with financial reporting requirements under the federal securities laws.

Insider Trading Policy

The Company has adopted an Insider Trading Policy, which governs the purchase, sale and other dispositions of the securities of the Company by the Company’s directors, executive officers and employees. We believe the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing standards applicable to the Company. A copy of the Insider Trading Policy has been filed as Exhibit 19 to RumbleOn’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report”) filed with the SEC.

No Hedging Policy

The Company has not adopted a policy that prohibits hedging or short selling of the securities of the Company.

Delivery of Documents to Shareholders

Pursuant to the rules of the SEC, the Company and services that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same mailing address a single copy of the Proxy Statement. Upon written or oral request, the Company will deliver a separate copy of the Proxy Statement to any shareholder at a shared mailing address who wishes to receive separate copies of such documents in the future. Shareholders receiving multiple copies of such documents may likewise request that the Company deliver single copies of such documents in the future. Shareholders may notify the Company of their requests by calling or directing a written request to: Investor Relations RumbleOn, Inc., 901 W. Walnut Hill Lane, Suite 110A, Irving, Texas 75038, (214) 771-9952.

EXECUTIVE COMPENSATION

Executive and Director Compensation

Summary Compensation Table

As a smaller reporting company, our named executive officers include all individuals who served as a principal executive officer during the year ended December 31, 2024 (“PEOs”), (ii) the two other highest paid executive officers for the year ended December 31, 2024 who were serving as executive officers at December 31, 2024, and (iii) up to two additional individuals who would have been one of the two highest paid executive officers for the year ended December 31, 2024 but for the fact that they were not serving as executive officers at December 31, 2024 (“NEOs”). The following table provides the compensation paid to our NEOs for the years ended December 31, 2024 and December 31, 2023, as applicable.

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	All Other Compensation		Total
Michael Kennedy	2024	$525,000	$—	—	$—	$15,411	(3)	$540,411
Chief Executive Officer(4)	2023	$76,731	$—	—	$3,590,000	$—		$3,666,731
Tiffany Kice	2024	$192,500	$25,000	$142,736	$—	$—		$360,236
Senior Vice President and Chief Financial Officer(5)
Brandy Treadway	2024	$314,904	$25,000	$216,638	$—	$—		$556,542
Senior Vice President, Chief Legal Officer and Secretary(6)
Blake Lawson	2024	$176,346	$49,219	$288,850	$—	$29,050		$543,464
Former Chief Financial Officer(7)	2023	$343,654	$183,375	$467,398	$—	$—		$994,427

____________

(1)      Stock awards reflect the grant date fair value of restricted stock units (“RSUs”) determined pursuant to FASB ASC Topic 718 granted during the calendar year. For performance-based awards, the grant date fair value was based on probable performance at the time of grant. Additional information regarding accounting for the performance-based awards granted in 2024 are included in Note 10 of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The grant date value of the 2024 performance-based awards, assuming maximum performance, would have been as follows: Ms. Kice $113,324, Ms. Treadway $212,909 and Mr. Lawson $283,878. See Executive Employment Agreements and Other Arrangements for further details on vesting.

(2)      Option Awards reflect the grant date fair value of stock options determined pursuant to FASB ASC Topic 718 awarded during the calendar year based on probable performance at the time of grant. See Executive Employment Agreements and Other Arrangements for further details on vesting.

(3)      Amount for Mr. Kennedy includes relocation expenses reimbursed by the Company, which included the packing and moving of household goods and reimbursement of driving mileage.

(4)      Mr. Kennedy was appointed Chief Executive Officer effective November 1, 2023. Mr. Kennedy’s employment was terminated on January 13, 2025 and his option awards were accordingly forfeited.

(5)      Ms. Kice was appointed Senior Vice President and Chief Financial Officer effective June 24, 2024. Ms. Kice’s employment was terminated on April 2, 2025 and as a result her unvested RSUs were forfeited.

(6)      Ms. Treadway was appointed Senior Vice President, Chief Legal Officer and Secretary effective February 12, 2024. Effective July 1, 2024, her salary increased from $350,000 to $375,000. Ms. Treadway’s employment was terminated on April 2, 2025 and as a result her unvested RSUs were forfeited.

(7)      Mr. Lawson resigned as Chief Financial Officer effective June 24, 2024. In connection with his resignation, his unvested RSUs were forfeited and he received $29,050 as a payout of unused PTO benefits.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding equity awards held by our NEOs as of December 31, 2024.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights that Have Not Vested (S)(1)
Michael Kennedy(2)	—	—	825,000	5.85	12/13/2038	—	—	—	—
Tiffany Kice(3)	—	—	—	—	—	25,042	135,978	32,332	175,563
Brandy Treadway(4)	—	—	—	—	—	12,429	67,489	37,287	202,468
Blake Lawson(5)	—	—	—	—	—	—	—	—	—

____________

(1)      Determined by multiplying the closing price of the Class B common stock on December 31, 2024, $5.43, by the number of shares of Class B common stock underlying the RSUs.

(2)      On December 13, 2023, Mr. Kennedy was granted 825,000 options. Subject to Mr. Kennedy’s continuous employment and the other terms of the grant, these options were eligible to vest in the following amounts when the minimum closing price of the Class B common stock remained at or above the following closing price targets for at least 30 consecutive trading days: 125,000 at $12.00; 175,000 at $17.00; 200,000 at $22.00; 225,000 at $35.00; and 100,000 at $40.00. The award was granted outside of the Plan as an inducement to Mr. Kennedy’s entry into employment and approved by the Compensation Committee of the Board, in accordance with Nasdaq Listing Rule 5635(c)(4). The options were forfeited upon the termination of Mr. Kennedy’s employment on January 13, 2025.

(3)      On August 9, 2024, Ms. Kice was granted (i) 14,265 time-based RSUs that were eligible to vest on August 9, 2025, (ii) 10,777 time-based RSUs that vest ratably over three years starting on August 9, 2025 and (iii) 32,333 performance-based RSUs that were eligible to vest in equal installments when the minimum closing price of the Class B common stock remains at or above a minimum closing price for at least 30 consecutive days at the following targets prior to August 9, 2027: $12.00, $17.00 and $22.00. Ms. Kice’s unvested RSUs were forfeited in connection with her termination effective April 2, 2025.

(4)      On March 19, 2024, Ms. Treadway was granted (i) 12,429 time-based RSUs that were eligible to vest ratably over three years starting on March 19, 2025 and (ii) 37,287 performance-based RSUs that were eligible to vest in equal installments when the minimum closing price of the Class B common stock remains at or above a minimum closing price for at least 30 consecutive days at the following targets prior to March 19, 2027: $12.00, $17.00 and $22.00. Ms. Treadway’s unvested RSUs were forfeited in connection with her termination effective April 2, 2025.

(5)      Mr. Lawson’s unvested RSUs were forfeited in connection with his resignation effective June 24, 2024.

Option Grant Practices

The Company does not grant stock options in anticipation of the release of material nonpublic information, and the Company does not time the release of material nonpublic information based on option grant dates or for the purpose of affecting the value of executive compensation. In addition, we do not take material nonpublic information into account when determining the timing and terms of such stock option grants with the intent to benefit an award recipient. The Company approved an equity granting policy in July 2024 that applies to grants made pursuant to the Plan. The equity granting policy provides that equity grants to non-employee directors shall generally be the date of the annual shareholders meeting and that the grant date of awards to officers and employees shall generally be the second trading day after the next public announcement of quarterly or financial results following the Compensation Committee’s approval of such awards. Annual equity grants are generally to be approved at the Compensation Committee meeting held in March and new hire, promotion or retention grants are to be granted on a quarterly basis.

Executive Employment Agreements and Other Arrangements

Principal Executive Officer

Michael Kennedy

The Company entered into an employment agreement with Mr. Kennedy in connection with his appointment as Chief Executive Officer of the Company (the “Kennedy Employment Agreement”) effective as of November 1, 2023. The Kennedy Employment Agreement was in effect as of December 31, 2024. Pursuant to the Kennedy Employment Agreement, Mr. Kennedy was entitled to (i) an annual base salary of $525,000, (ii) discretionary annual performance-based bonus compensation with a target of up to 100% of his annual base salary, (iii) discretionary, performance-based bonus compensation for the fourth quarter of 2023 based on performance targets for the Chief Financial Officer, pro-rated for service performed during the fourth quarter of 2023, and (iv) a one-time grant of performance-based stock options to purchase 825,000 shares of the Class B common stock (the “Performance Option Award”) at an exercise price equal to the closing price of the Class B common stock on the day before the date of the grant. The Company and Mr. Kennedy entered into an Option Award Agreement on December 13, 2023 reflecting the exercise price of $5.85 per share for the Performance Option Award. Subject to Mr. Kennedy’s continuous employment and the other terms of the grant, the options were eligible to vest in the following amounts when the minimum closing price of the Class B common stock remained at or above the following closing price targets for at least 30 consecutive trading days: 125,000 at $12.00; 175,000 at $17.00; 200,000 at $22.00; 225,000 at $35.00; and 100,000 at $40.00. The options were eligible to vest no later than the fifth anniversary of the grant date and vested options were required to be exercised within ten years of the grant date. The Performance Option Award did not vest prior to Mr. Kennedy’s termination of employment, and it was forfeited in connection with Mr. Kennedy’s termination of employment, as described below.

Pursuant to the terms of the Kennedy Employment Agreement, in the event Mr. Kennedy’s employment was terminated by the Company without “Cause” or if Mr. Kennedy resigned for “Good Reason”, as such terms were defined in the Kennedy Employment Agreement, subject to certain conditions, Mr. Kennedy would have been entitled to receive cash severance benefits of twelve months of continued base salary and twelve months of Company paid COBRA continuation coverage. In the event Mr. Kennedy’s employment was terminated by the Company with “Cause,” Mr. Kennedy resigned without “Good Reason”, or due to Mr. Kennedy’s death or disability, Mr. Kennedy would have been entitled to receive “Accrued Obligations”, as such term was defined in the Kennedy Employment Agreement.

The Kennedy Employment Agreement also included certain restrictive covenants, including non-competition, non-solicitation, and confidentiality, which continue to apply even following Mr. Kennedy’s termination of employment, as described below.

Mr. Kennedy’s employment with the Company terminated without “Cause” on January 13, 2025 (the “Kennedy Separation Date”). On January 24, 2025, the Company entered into a separation agreement with Mr. Kennedy (the “Kennedy Separation Agreement”). Pursuant to the Kennedy Separation Agreement and in accordance with the Kennedy Employment Agreement, Mr. Kennedy will receive benefits, consisting of (i) continued payment of base salary for 12 months following the Kennedy Separation Date, in an amount equal to $525,000 and (ii) continued payment of Mr. Kennedy’s (and his eligible dependents) monthly COBRA payment for 12 months following the Kennedy Separation Date. Additionally, under the Kennedy Separation Agreement, (i) Mr. Kennedy is entitled to any accrued and unpaid base salary through the Kennedy Separation Date, unreimbursed expenses, and accrued but unused vacation pay, (ii) Mr. Kennedy is not entitled to any bonus with respect to 2024 or any other year, and (iii) given none of the options under the Performance Option Award have vested, such options automatically terminated and were forfeited without consideration as of the Kennedy Separation Date and Mr. Kennedy’s right to vest in such options terminated as of the Kennedy Separation Date. Pursuant to the Kennedy Separation Agreement, Mr. Kennedy agreed to a general release of all claims against the Company and its affiliates and confirmed that certain provisions contained in the Kennedy Employment Agreement, including certain restrictions relating to the disclosure of proprietary information, non-solicitation and non-competition, defense of claims, ownership of intellectual property, withholdings and deductions, remain in full force and effect. The Kennedy Separation Agreement also contains customary terms applicable to the departure of an executive of the Company, including confidentiality and non-disparagement obligations.

Other Named Executive Officers

Tiffany Kice

The Company entered into an employment agreement with Ms. Kice in connection with her appointment as Senior Vice President and Chief Financial Officer of the Company (the “Kice Employment Agreement”) effective as of June 24, 2024. Pursuant to the Kice Employment Agreement, Ms. Kice was entitled to (i) an annual base salary of $385,000, (ii) an annual performance-based target bonus of 75% of her annual base salary, (iii) a partial performance-based target bonus of 75% of her annual base salary, pro-rated for the 2024 fiscal year from June 24, 2024, (iv) a signing bonus of $25,000, payable within thirty days after June 24, 2024, (v) a one-time grant of time-based restricted stock units equal to $50,000 on the date of grant (the “Kice Signing Grant”) and (vi) a one-time grant of time-based and performance-based restricted stock units equal to 75% of her annual base salary, pro-rated for the 2024 fiscal year from June 24, 2024 (the “2024 Kice Annual Grant”). On August 9, 2024, subject to Ms. Kice’s continuous employment and the other terms of the grant, (i) the Kice Signing Grant was made in the amount of 14,265 RSUs, which were eligible to vest on August 9, 2025 and (ii) the 2024 Kice Annual Grant was made in the amount of (a) 10,777 time-based RSUs, which were eligible to vest in equal annual installments over three years and (b) 32,332 performance-based RSUs, which were eligible to vest in equal installments when the minimum closing price of the Class B common stock remains at or above the following closing price targets for at least 30 consecutive trading days prior to August 9, 2027: $12.00, $17.00 and $22.00.

Pursuant to the terms of the Kice Employment Agreement, in the event Ms. Kice’s employment was terminated by the Company without “Cause” or if Ms. Kice resigned for “Good Reason” and not in connection with a “Change of Control” (as described below), as such terms were defined in the Kice Employment Agreement, subject to certain conditions, Ms. Kice would have been entitled to receive cash severance benefits that consist of six months of continued base salary and six months of Company paid COBRA continuation coverage. In the event Ms. Kice’s employment was terminated under such circumstances on or within 89 days following a Change of Control, she would have been entitled to receive cash severance benefits that consist of twelve months of continued base salary and twelve month of Company paid COBRA continuation coverage. In the event Ms. Kice’s employment was terminated by the Company with “Cause,” Ms. Kice resigned without “Good Reason”, or due to Ms. Kice’s death or disability, Ms. Kice would have been entitled to receive “Accrued Obligations”, as such term was defined in the Kice Employment Agreement.

The Kice Employment Agreement also included certain restrictive covenants, including non-competition, non-solicitation, and confidentiality.

Ms. Kice’s employment with the Company terminated without “Cause” on April 2, 2025. The Company expects to enter into a separation agreement with Ms. Kice.

Brandy Treadway

The Company entered into an employment agreement with Ms. Treadway, in connection with her appointment as Senior Vice President, Chief Legal Officer and Secretary of the Company (the “Treadway Employment Agreement”) effective as of February 12, 2024. Pursuant to the Treadway Employment Agreement, Ms. Treadway was entitled to (i) an annual base salary of $350,000, which was subsequently increased to $375,000, (ii) an annual performance-based target bonus of 75% of her annual base salary, (iii) a partial performance-based target bonus of 75% of her annual base salary, pro-rated for the 2024 fiscal year from February 12, 2024, (iv) a signing bonus of $25,000, payable within thirty days after February 12, 2024 and (v) an annual grant equal to 75% of her annual base salary (the “2024 Treadway Annual Grant”). On March 19, 2024, subject to Ms. Treadway’s continuous employment and the other terms of the grant, the 2024 Treadway Annual Grant was made in the amount of (i) 12,429 time-based RSUs, which were eligible to vest in equal annual installments over three years and (ii) 37,287 performance-based RSUs, which were eligible to vest in equal installments when the minimum closing price of the Class B common stock remains at or above the following closing price targets for at least 30 consecutive trading days prior to March 19, 2027: $12.00, $17.00 and $22.00.

Pursuant to the terms of the Treadway Employment Agreement, in the event Ms. Treadway’s employment was terminated by the Company without “Cause” or if Ms. Treadway resigns for “Good Reason” and not in connection with a “Change of Control” (as described below), as such terms were defined in the Treadway Employment Agreement, subject to certain conditions, Ms. Treadway would have been entitled to receive cash severance benefits that consist of six months of continued base salary and six months of Company paid COBRA continuation coverage. In the event Ms. Treadway’s employment was terminated under such circumstances on or within 89 days following a Change of Control, she would have been entitled to receive cash severance benefits that consist of twelve months of continued base salary and twelve month of Company paid COBRA continuation coverage. In the event Ms. Treadway’s employment was terminated by the Company with “Cause,” Ms. Treadway resigned without “Good Reason”, or due to Ms. Treadway’s death or disability, Ms. Treadway would have been entitled to receive “Accrued Obligations”, as such term was defined in the Treadway Employment Agreement.

The Treadway Employment Agreement also included certain restrictive covenants, including non-competition, non-solicitation, and confidentiality.

Ms. Treadway’s employment with the Company terminated without “Cause” on April 2, 2025. The Company expects to enter into a separation agreement with Ms. Treadway.

Blake Lawson

On January 19, 2023, the Company entered into an employment agreement with Mr. Lawson in connection with his promotion to Chief Financial Officer (the “Lawson Employment Agreement”). The Lawson Employment Agreement had an initial term of two years. Pursuant to the Lawson Employment Agreement, Mr. Lawson was entitled to receive an annual salary of $350,000 and was eligible to receive an annual cash bonus of up to 100% of his base salary, subject to the achievement of the performance metrics adopted by the Board or the Compensation Committee. Pursuant to the Lawson Employment Agreement, all outstanding RSUs held by Mr. Lawson prior to his promotion to Chief Financial Officer immediately vested on January 19, 2023 and Mr. Lawson received a signing bonus of 20,000 RSUs (the “Lawson Signing Grant”). The Lawson Signing Grant was made on March 23, 2023 and vested in equal quarterly installments beginning on April 1, 2023 over one year.

Mr. Lawson was eligible to receive an annual grant of RSUs having a value equal to one time his annual base salary (“2024 Lawson Annual Grant”). On March 19, 2024, subject to Mr. Lawson’s continuous employment and the other terms of the grant, the 2024 Lawson Annual Grant was made in the amount of (i) 16,572 time-based RSUs, which vested in equal annual installments over three years and (ii) 49,716 performance-based RSUs, which were eligible to vest in equal installments when the minimum closing price of the Class B common stock remained at or above the following closing price targets for at least 30 consecutive trading days prior to March 19, 2027: $12.00, $17.00 and $22.00.

Pursuant to the terms of the Lawson Employment Agreement, in the event Mr. Lawson’s employment was terminated by the Company without “Cause” or if Mr. Lawson resigned for “Good Reason”, Mr. Lawson would have been, subject to certain conditions, entitled to receive “Termination Compensation” and “Accrued Obligations”, as such terms are defined in the Lawson Employment Agreement. Upon termination of the Lawson Employment Agreement due to Mr. Lawson’s death or disability, the Company would have paid, in the case of death, to Mr. Lawson’s estate, all “Accrued Obligations” and “Termination Compensation,” as such terms are defined in the Lawson Employment Agreement, as if Mr. Lawson had been terminated by the Company without Cause, and in the case of disability, to Mr. Lawson, all Accrued Obligations and Termination Compensation as if he had been terminated by the Company without Cause, subject to reduction by the amount of any disability insurance proceeds paid to or on behalf of employee. In the event Mr. Lawson’s employment was terminated by the Company with “Cause” or Mr. Lawson resigned without “Good Reason,” Mr. Lawson would have only been entitled to receive Accrued Obligations.

Pursuant to the Lawson Employment Agreement or individual equity award agreements, all equity benefits granted to Mr. Lawson would have vested immediately upon: (i) a “Change of Control,” as such term is defined in the Lawson Employment Agreement, (ii) a termination of Mr. Lawson’s employment by the Company without Cause, (iii) a termination of employment by Mr. Lawson for Good Reason or (iv) Mr. Lawson’s death or disability.

The Lawson Employment Agreement also included certain restrictive covenants, including non-competition, non-solicitation, and confidentiality, which continue to apply even following Mr. Lawson’s resignation.

Mr. Lawson resigned without “Good Reason” as Chief Financial Officer effective June 24, 2024. In connection with his resignation, Mr. Lawson received Accrued Obligations under the Lawson Employment Agreement and his outstanding equity awards, including the 2024 Lawson Annual Grant, were forfeited.

Director Compensation

Non-employee directors receive an annual cash retainer of $65,000 and an annual award of $100,000 in RSUs priced at the grant date fair value. Committee chairs and members receive additional cash retainers as follows.

Committee	Chair	Member
Audit Committee	$20,000	$10,000
Compensation Committee	$15,000	$7,500
N&CG Committee	$10,000	$5,000

In addition, each member of the Special Committee received an additional cash retainer of $10,000 in 2024.

The following table summarizes the compensation paid to our directors in the year ended December 31, 2024. Each of the non-employee directors elected at the 2024 Annual Meeting received their annual equity grant in August 2024.
Name	Fees Earned in Cash	Stock Awards(1)	All Other Compensation	Total
Mark Cohen(2)	$86,676	$173,839	$—	$186,676
William Coulter(3)	$65,000	$100,000	$—	$165,000
Melvin Flanigan(4)	$26,541	$—	$—	$26,541
Rebecca Polak	$95,000	$100,000	$—	$195,000
Steven Pully(5)	$125,955	$141,299	$—	$225,955
Michael Quartieri(6)	$64,689	$120,822	$—	$185,511
Mark Tkach(7)	$65,000	$138,500	$—	$165,000

____________

(1)      Stock awards reflect the grant date fair value of RSUs determined pursuant to FASB ASC Topic 718 granted during the calendar year.

(2)      Mr. Cohen waived his Board and committee cash retainers in 2024. $73,839 of the amount reflected in the table relates to RSUs granted in March of 2024, relating to Mr. Cohen’s board service from the 2023 annual shareholder meeting to the 2024 annual shareholder meeting. Mr. Cohen transferred the shares of Class B common stock received in connection with his service as a director to SH Capital Partners, L.P. (“SH Capital”).

(3)      Mr. Coulter waived half of his annual cash retainer in 2024.

(4)      Mr. Flanigan resigned effective April 8, 2024.

(5)      $41,299 of the amount reflected in the table relates to RSUs granted in March of 2024, relating to the portion of Mr. Pully’s board service from the 2023 annual shareholder meeting to the 2024 annual shareholder meeting for which he was entitled to be compensated as a non-employee director.

(5)      Mr. Quartieri was elected as a director effective April 16, 2024. $20,822 of the amount reflected in the table relates to RSUs granted in May of 2024, relating to the portion of Mr. Quartieri’s board service from election to the 2024 annual shareholder meeting.

(6)      Mr. Tkach waived half of his annual cash retainer in 2024. $38,500 of the amount reflected in the table relates to RSUs granted in March of 2024, relating to the portion of Mr. Tkach’s board service from the 2023 annual shareholder meeting to the 2024 annual shareholder meeting for which he was entitled to be compensated as a non-employee director.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2024 with respect to all of our compensation plans under which equity securities are authorized for issuance:

	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)(2)	Number of Securities Remaining Available for Future Issuance(3)
Equity compensation plans approved by shareholders	647,880	$81.60	527,097
Equity compensation plans not approved by shareholders	825,000	$5.85	—
Total	1,472,880	$5.88	527,097

____________

(1)      This number reflects the weighted-average exercise price of outstanding options and has been calculated exclusive of outstanding RSUs issued under the Plan.

(2)      This number reflects the weighted-average exercise price of outstanding options issued outside of the Plan in connection with the Kennedy Employment Agreement. The options were forfeited upon the termination of Mr. Kennedy’s employment on January 13, 2025.

(3)      As of December 31, 2024, the number of shares of Class B common stock authorized under the Plan was 3,291,461. As of December 31, 2024, 527,097 shares of Class B common stock were available for future issuance.

PAY VERSUS PERFORMANCE

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last two completed calendar years. In determining the “compensation actually paid” to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table (“SCT”) in previous years, as the SEC’s valuation methods for this section differ from those required in the SCT.

Pay Versus Performance Table

The table below summarizes compensation values both previously reported in our SCT, as well as the adjusted values required in this section for fiscal years 2024, 2023 and 2022. Note that for our NEOs other than our PEOs, compensation is reported as an average.

	PEO						Non-PEO		Value of Initial Fixed $100 Investment Based on TSR(6)	Net Income/ (Loss) ($M)(7)
Year	Summary Compensation Table Total for PEO-1(1)(2)	Summary Compensation Table Total for PEO-2(1)(2)	Summary Compensation Table Total for PEO-3(1)(2)	Compensation Actually Paid to PEO-1(3)	Compensation Actually Paid to PEO-2(3)	Compensation Actually Paid to PEO-3(3)	Average Summary Compensation Table Total for Non-PEO NEOs(4)	Average Compensation Actually Paid to Non-PEO NEOs(5)
2024	$540,411	$—	$—	$(339,589)	$—	$—	486,747	$337,688	$13.08	$(78.600)
2023	$2,299,970	$841,480	$3,666,731	$500,267	$376,930	$5,766,731	$2,403,881	$1,833,851	$19.61	$(215,500)
2022	$3,454,405	$—	—	$1,917,055	—	—	$2,001,893	$1,158,036	$21.42	$(261,513)

____________

(1)      During fiscal year 2024, the PEO was Michael Kennedy (“PEO-1”). During fiscal year 2023, the PEOs were Marshall Chesrown (“PEO-1”), Mark Tkach (“PEO-2”), and Michael Kennedy (“PEO-3”). During fiscal year 2022, the PEO was Marshall Chesrown (“PEO-1”). During fiscal year 2024, the non-PEO NEOs were Tiffany Kice, Brandy Treadway and Blake Lawson. During fiscal year 2023, the non-PEO NEOs were Blake Lawson, Michael Francis, and Peter Levy. During fiscal year 2022, the non-PEO NEOs were Narinder Sahai and Peter Levy.

(2)      The dollar amounts reported are the amounts of total compensation reported for Mr. Chesrown for the applicable fiscal year in the “Total” column of the SCT.

(3)      The following table sets forth the adjustments made to the SCT total for each year represented in the Pay Versus Performance table to arrive at “compensation actually paid” to our PEO, as computed in accordance with Item 402(v) of Regulation S-K:

	2024		2023			2022
	PEO-1		PEO-1	PEO-2	PEO-3	PEO-1
SCT Total for PEOs		$540,411	$2,299,970	$841,480	$3,666,731	$3,454,405
Reported Value of Equity Awards		$—	$(1,637,999)	$(464,550)	$(3,590,000)	$(2,099,969)
Adjustments
Year End Fair Value of Awards Granted in Current Year that Remain Unvested at Year End		$—	$—	$—	$5,690,000	$300,596
Vesting Date Fair Value of Awards Granted in Current Year that Vested during Current Year	$		$96,409	$400,675	$—	$262,023
Change in Fair Value of Awards Granted in Prior Years		$(880,000)	$—	$—	$—	$—
Change in Fair Value of Awards Granted in Prior Years that Vested in Current Year	$		$9,085	$—	$—	$—
Prior Year End Fair Value of Awards that were Forfeited in Current Year	$		$(267,198)	$—	$—	$—
Total Equity Adjustments		$(880,000)	$(161,704)	$400,675	$5,690,000	$562,619
Compensation Actually Paid to PEO		$(339,589)	$500,267	$777,605	$5,766,731	$1,917,055

Assumptions used in the fair valuation of equity awards for the adjustments described above to calculate compensation actually paid to the PEO were not materially different from those used in the Company’s grant date fair value calculations as described in Notes 2 and 3 to the SCT.

(4)      The dollar amounts reported represent the average of the amounts reported for the non-PEO NEOs for the applicable fiscal year in the “Total” column of the SCT.

(5)      The following table sets forth the adjustments made, on an average basis, to the average SCT total for each year represented in the Pay Versus Performance table to arrive at “average compensation actually paid” to our non-PEO NEOs:

	2024		2023	2022
Average SCT Total for Non-PEO NEOs		$486,747	$1,391,832	$2,001,893
Reported Value of Equity Awards		$(216,075)	$(540,976)	$(1,113,359)
Adjustments
Year End Fair Value of Awards Granted in Current Year that Remain Unvested at Year End		$167,504	$99,132	$175,926
Vesting Date Fair Value of Awards Granted in Current Year that Vested during Current Year	$		$621,912	$187,152
Change in Fair Value of Awards Granted in Prior Years	$		$2,909	$—
Change in Fair Value of Awards Granted in Prior Years that Vested in Current Year		$17,175	$40,542	$—
Prior Year End Fair Value of Awards that were Forfeited in Current Year		$(151,087)	$(137,138)	$—
Average Compensation Actually Paid to Non-PEO NEOs		$337,688	$1,268,757	$1,158,036

Assumptions used in the fair valuation of equity awards for the adjustments described above to calculate average compensation actually paid to the Non-PEO NEOs were not materially different from those used in the Company’s grant date fair value calculations as described in Notes 2 and 3 to the SCT.

(6)      The amounts reported represent the measurement period value of an investment of $100 in our stock on December 31, 2021 (the last trading day before the 2022 fiscal year), and then valued again on each of December 30, 2022 (the last trading day of the 2022 fiscal year), December 29, 2023 (the last trading day of the 2023 fiscal year) and December 31, 2024 (the last trading day of the 2024 fiscal year), based on the closing price per share of the Class B common stock as of such dates.

(7)      The amounts reported represent net loss for the applicable fiscal year calculated in accordance with generally accepted accounting principles in the United States. The year ended December 31, 2023 includes a $60.1 million impairment of goodwill and franchise rights. The year ended December 31, 2024 includes a $39.3 million impairment of franchise rights.

Narrative Disclosure to Pay Versus Performance Table

The graphs below display the relationship between compensation actually paid to the PEO and the average compensation actually paid to the non-PEO NEOs and the Company’s total shareholder return (based on a fixed investment of $100 on December 31, 2021) and Net Income for the years presented.

Compensation Actually Paid vs. Net Income
Compensation Actually Paid to PEO 1
Compensation Actually Paid to PEO 2
Compensation Actually Paid to PEO 3
Average Compensation Actually Paid to Non-PEO NEO's
Net income (Loss)
Compensation Actually Paid ($000)
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
$(1,000,000)
Net Income ($M)
$0
-$50,000
-$100,000
-$150,000
-$200,000
-$250,000
-$300,000
2022
2023
2024

Compensation Actually Paid vs. TSR
Compensation Actually Paid to PEO 1
Compensation Actually Paid to PEO 2
Compensation Actually Paid to PEO 3
Average Compensation Actually Paid to Non-PEO NEO's
Total Shareholder Return
Compensation Actually Paid ($000)
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
$(1,000,000)
2022
2023
2024
Value of Initial $100 Investment (TSR)
$25
$20
$15
$10
$5
$0

EXECUTIVE OFFICERS

Name	Age	Position
Michael Quartieri	56	Chairman, Chief Executive Officer and Interim Chief Financial Officer
Cameron Tkach	34	Executive Vice President and Chief Operating Officer
Melissa Bengtson	48	Executive Vice President, Chief Legal Officer and Secretary

The following is certain biographical information describing the business experience of our executive officers as of the date of this filing.

Michael Quartieri has served as Chief Executive Officer since January 13, 2025, Chairman of the Board since November 16, 2024 and as a director of the Company since April 16, 2024. Mr. Quartieri has served as Interim Chief Financial Officer since April 2, 2025. Mr. Quartieri’s biography appears earlier in this Proxy Statement. See “Director Nominees.”

Cameron Tkach has served as Executive Vice President and Chief Operating Officer since January 13, 2025. Mr. C. Tkach has more than 15 years of experience in the powersports industry and began his career with RideNow, which was acquired by the Company in August 2021. Prior to his current position with the Company, Mr. C. Tkach served in the following roles at RideNow: Vice President of Pre-Owned Inventory from April 2024 until June 2024, Director of Pre-Owned Inventory from December 2023 until April 2024, Director of National Retail Operations from November 2022 until December 2023, Director of Special Projects from March 2022 until November 2022 and Executive Team Leader from January 2019 until March 2022. Mr. C. Tkach also held other various positions at RideNow, including Sales Manager, Finance Manager, General Manager and Operations Director.

Melissa Bengtson has served as Executive Vice President, Chief Legal Officer and Secretary since April 14, 2025. Previously, Ms. Bengtson was Senior Vice President, Chief of Corporate and Governance Affairs and Secretary at Fanatics Holdings, Inc., a global digital sports platform company, from February 2022 to April 2025 and Senior Vice President, Deputy General Counsel at Light & Wonder, Inc. (Nasdaq: LNW), a cross-platform global games company, from November 2017 to February 2022. Prior to that time, Ms. Bengtson worked at two international law firms, including as a Corporate & Securities Partner at DLA Piper LLP (US). Ms. Bengtson holds a J.D. from the Sandra Day O’Connor College of Law at Arizona State University, an M.B.A. from Northern Arizona University, and a B.A. in Business Management and Accounting, from Alverno College.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our common stock that may be acquired upon exercise or vesting of equity awards within 60 days of the date of the table below are deemed beneficially owned by the holders of such options and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

As of April 8, 2025, 50,000 shares of Class A common stock and 37,809,028 shares of Class B common stock were issued and outstanding. The following table sets forth information with respect to the beneficial ownership of our common stock as of April 8, 2025, by (i) each of our executive officers, directors, and director nominees, (ii) all of our executive officers and directors as a group, and (iii) each shareholder known by us to be the beneficial owner of more than 5% of our common stock. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of common stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our Company.

Unless otherwise noted below, the address of each person listed on the table is c/o RumbleOn, Inc., 901 W. Walnut Hill Lane, Suite 110A, Irving, Texas 75038.

Beneficial Ownership of Executive Officers, Directors, and Director Nominees	Class A Common Stock Beneficially Owned	Percentage of Class A Common Stock Beneficially Owned (%)(1)	Class B Common Stock Beneficially Owned	Percentage of Class B Common Stock Beneficially Owned (%)(2)
Mark Cohen(3)	—	—%	7,104,346	18.8%
William Coulter(4)	—	—%	6,777,983	18.0%
Rebecca Polak(5)	—	—%	83,838	*	%
Steven Pully(6)	—	—%	115,613	*	%
Michael Quartieri(7)	—	—%	32,134	*	%
Rachel Richards	—	—%	—	*	%
Cameron Tkach(8)	—	—%	51,184	*	%
Mark Tkach(9)	—	—%	6,871,354	18.2%
All executive officers and directors as a group (8 persons)(10)	—%		21,036,452	55.7%

Beneficial Ownership of 5% or more:
Stone House Capital Management, LLC(11)	—	—%	7,075,815	18.8%
Nantahala Capital Management, LLC(12)	—	—%	3,274,138	8.7%
Berrard Holdings LP(13)	6,250	12.5%	84,501	*	%
Marshall Chesrown	43,750	87.5%	2,961	*	%

____________

*        Represents beneficial ownership of less than 1%.

(1)      Based on 50,000 shares of Class A common stock issued and outstanding as of the Record Date. The Class A common stock has ten votes for each share.

(2)      Based on 37,809,028 shares of Class B common stock issued and outstanding as of the Record Date. The Class B common stock has one vote for each share.

(3)      As of the Record Date, Mr. Cohen beneficially owned 7,075,815 shares of our outstanding Class B common stock, with shared voting and dispositive power over 7,075,815 shares of our Class B common stock. SH Capital is the record and direct beneficial owner of 7,075,815 shares of our Class B common stock. Stone House is the general partner and investment manager of, and may be deemed to beneficially own securities owned by, SH Capital. Mr. Cohen is the managing member of, and may be deemed to beneficially own securities owned by, Stone House. The address for Mr. Cohen is 1019 Kane Concourse, Suite 202, Bay Harbor Islands, FL 33154.

(4)      As of the Record Date, Mr. Coulter beneficially owned 6,749,452 shares of our outstanding Class B common stock, with sole voting and dispositive power over 6,749,452 shares of our Class B common stock. The address for William Coulter is 5665 N. Saguaro Road, Paradise Valley, AZ 85253.

(5)      As of the Record Date, Ms. Polak exercises sole voting and dispositive power over 55,307 shares of Class B common stock.

(6)      As of the Record Date, Mr. Pully exercises sole voting and dispositive power over 87,082 shares of Class B common stock.

(7)      As of the Record Date, Mr. Quartieri exercises sole voting and dispositive power over 3,603 shares of Class B common stock.

(8)      As of the Record Date, Mr. C. Tkach exercises sole voting and dispositive power over 48,911 shares of Class B common stock.

(9)      As of the Record Date, Mr. M. Tkach beneficially owned 6,842,823 shares of our outstanding Class B common stock, with sole voting and dispositive power over 6,842,823 shares of our Class B common stock. The address for Mark Tkach is 1188 East Camelback Road, Phoenix, AZ 85014.

(10)    As of the Record Date, all directors and executive officers as a group have voting power representing approximately 55.7% of our Class B common stock.

(11)    Based on the Amendment No. 4 to Schedule 13D filed on December 23, 2024, by Stone House which reported that, as of December 19, 2024, Stone House beneficially owned 7,075,815 shares of our outstanding Class B common stock, with shared voting and dispositive power over 7,075,815 shares of our Class B common stock. SH Capital is the record and direct beneficial owner of the shares. Stone House is the general partner and investment manager of, and may be deemed to beneficially own securities owned by, SH Capital. The address for Stone House Capital Management, LLC is 1019 Kane Concourse, Suite 202, Bay Harbor Islands, Florida 33154.

(12)    Based on the Form 13F Quarterly Report filed on February 14, 2024, by Nantahala Capital Management, LLC (“Nantahala”) which reported that, as of December 31, 2024, Nantahala beneficially owned 3,274,138 shares of our outstanding Class B common stock, with sole voting and dispositive power over 3,274,138 shares of our Class B common stock. The address for Nantahala Capital Management, LLC is 130 Main St. 2nd Floor, New Canaan, CT 06840. Wilmot B. Harkey and Daniel Mack are the managing members of Nantahala, and as such, may be deemed to be a beneficial owner of such shares.

(13)    Shares are owned directly through Berrard Holdings LP (“BHLP”). Subsequent to Steven Berrard’s death on June 7, 2021, Thomas Hawkins serves as trustee of Mr. Berrard’s estate, and in such capacity has the sole power to vote and the sole power to dispose of the shares of Class A common stock and Class B common stock which may be deemed to be beneficially owned by BHLP. As of the Record Date, BHLP has voting power representing less than 1% of our outstanding Class A common stock and Class B common stock.

PROPOSAL 2: STOCK PLAN AMENDMENT PROPOSAL

Background of the Proposal

Upon the recommendation of the Compensation Committee, the Board has approved, subject to shareholder approval, an amendment to the Plan to, among other things: (1) increase the number of shares of Class B common stock authorized for issuance under the Plan (including as ISOs) from 3,291,461 shares of Class B common stock to 5,791,461 shares of Class B common stock, (2) to eliminate annual grant limits that applied to certain individuals (which were previously included for tax reasons that no longer apply), (3) to provide, without shareholder approval, that the number of shares of Class B common stock that may be issued pursuant to Awards granted under this Plan may be increased by the Board during each fiscal year, beginning with the 2026 fiscal year, by up to five percent (5%) of the outstanding shares of all classes of the Company’s common stock on the last day of the immediately preceding fiscal year and (4) to permit shares of Class B common stock underlying awards that are not ultimately issued, including shares withheld for taxes, to be available for future awards granted under the Plan (collectively, the “Stock Plan Amendments”).

As of April 8, 2025, 3,291,461 shares of Class B common stock are available for issuance under the Plan, of which 1,047,880 are subject to outstanding awards under the Plan and 127,097 shares remain available for future issuance under the Plan. These share amounts do not include 1,027,018 shares underlying RSUs granted pursuant to the Plan, subject to shareholder approval at the Annual Meeting. Approval of this proposal will result in an additional 2,500,000 shares of Class B common stock available for issuance under the Plan. The Board unanimously recommends that the shareholders approve the Stock Plan Amendments.

The primary purpose of the Plan is to attract, retain, reward and motivate certain individuals by providing them with an opportunity to acquire or increase a proprietary interest in the Company and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between such individuals and the shareholders of the Company.

The following discussion summarizes the material terms of the Plan. This discussion is not intended to be complete and is qualified in its entirety by (i) reference to the full text of the Plan, previously approved by the shareholders at the Company’s 2017 Annual Meeting of Shareholders, which is available as Annex A to the Company’s 2017 Proxy Statement for the 2017 Annual Meeting of Shareholders, (ii) reference to the full text of the first amendment to the Plan, previously approved by the shareholders at the Company’s 2018 Annual Meeting of Shareholders, which is available as Annex A to the Company’s 2018 Proxy Statement for the 2018 Annual Meeting of Shareholders, (iii) reference to the full text of the second amendment to the Plan, previously approved by the shareholders at the Company’s 2019 Annual Meeting of Shareholders, which is available as Annex A to the Company’s 2019 Proxy Statement for the 2019 Annual Meeting of Shareholders, (iv) reference to the full text of the third amendment to the Plan, previously approved by the shareholders at the Company’s 2020 Annual Meeting of Shareholders, which is available as Annex A to the Company’s 2020 Proxy Statement for the 2020 Annual Meeting of Shareholders, (v) reference to the full text of the fourth amendment to the Plan, previously approved by the shareholders at the Company’s 2021 Special Meeting of Shareholders, which is available as Annex F to the Company’s 2021 Proxy Statement for the 2021 Special Meeting of Shareholders, (vi) reference to the full text of the fifth amendment to the Plan, previously approved by the shareholders at the Company’s 2023 Annual Meeting of Shareholders, which is available as Annex A to the Company’s 2023 Proxy Statement for the 2023 Annual Meeting of Shareholders and (vii) the amendment to the Plan to effect the Stock Plan Amendments included as Annex A to this Proxy Statement, each of which is incorporated herein by reference.

Administration

The Plan is administered by the Compensation Committee of the Board (for purpose of this description of the Plan, the “Committee”). If no Committee exists, the independent Board members will exercise the functions of the Committee.

All grants under the Plan will be evidenced by a grant agreement (an “Award Agreement”) that will incorporate the terms and conditions as the Committee deems necessary or appropriate.

Coverage Eligibility and Grant Limits

The Plan provides for the issuance of awards (each, an “Award”) consisting of stock options (“Options”), stock appreciation rights (“SARs”), restricted stock (“Restricted Stock”), restricted stock units (“RSUs”), performance shares (“Performance Shares”) and performance units (“Performance Units”). Incentive stock options (“ISOs”) may be granted under the Plan only to our employees. Our employees, consultants, directors, independent contractors and certain prospective employees who have committed to become an employee are eligible to receive all other types of awards under the Plan (each an “Eligible Individual”).

The granting of Awards under the Plan shall be subject to the following limitation, after giving effect to the Stock Plan Amendments: a maximum of 5,791,461 shares of Class B common stock may be subject to grants of ISOs. Annual grant limits that applied to certain individuals will be eliminated, after giving effect to the Stock Plan Amendments.

Shares Reserved for Issuance Under the Plan

Subject to adjustment as described below and under the section titled “Change in Control” and after giving effect to the Stock Plan Amendments, a total of 5,791,461 shares of Class B common stock may be issued pursuant to Awards granted under the Plan. If the Stock Plan Amendments are approved, the number of shares of Class B common stock that may be issued pursuant to Awards granted under the Plan may be increased by the Board during each fiscal year, beginning with the 2026 fiscal year, by up to five percent (5%) of the outstanding shares of all classes of the Company’s common stock on the last day of the immediately preceding fiscal year. If any Award is cancelled, forfeited or terminated for any reason prior to exercise, delivery or becoming vested in full, the shares of Class B common stock that were subject to such Award shall, to the extent cancelled, forfeited or terminated, immediately become available for future Awards granted under this Plan. If the Stock Plan Amendments are approved, shares used to pay the exercise or purchase price of awards and shares withheld for taxes will also become available for future Awards granted under this Plan.

If the outstanding shares of Class B common stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of the Company or other increase or decrease in such shares effected without receipt of consideration by the Company, an appropriate and proportionate adjustment shall be made by the Committee to: (i) the aggregate number and kind of shares of Class B common stock available under the Plan, (ii) the calculation of the reduction of shares of Class B common stock available under the Plan, (iii) the number and kind of shares of Class B common stock issuable pursuant to outstanding Awards granted under the Plan and/or (iv) the exercise price of outstanding Options or SARs granted under the Plan; provided, however, that the number of shares subject to an Award shall always be a whole number. The Committee may, if deemed appropriate, provide for a cash payment to any holder of an Award in connection with any adjustment made pursuant to this provision. Any adjustments made to any ISO shall be made in accordance with Section 424 of the Internal Revenue Code of 1986, as amended (the “Code”).

Stock Options

The Committee acting in its absolute discretion has the right to grant Options to Eligible Individuals to purchase shares of Class B common stock. Each grant shall be evidenced by an option certificate setting forth whether the Option is an ISO, which is intended to qualify for special tax treatment under Section 422 of the Code, or a non-qualified incentive stock option (“Non-ISO”). Each Option granted under the Plan entitles the holder thereof to purchase the number of shares of Class B common stock specified in the grant at the exercise price specified in the related option certificate. At the discretion of the Committee, the option certificate can provide for payment of the exercise price either in cash, by check, bank draft, money order, in Class B common stock and by any other method which the Committee, in its sole and absolute discretion and to the extent permitted by applicable law, may permit.

The terms and conditions of each Option granted under the Plan will be determined by the Committee, but no Option will be granted at an exercise price which is less than the fair market value of the Class B common stock on the grant date (generally, the closing price for the Class B common stock on the principal securities exchange on which the Class B common stock is traded or listed on the date the Option is granted or, if there was no closing price on that date, on the last preceding date on which a closing price was reported). In addition, if the Option is an ISO that is granted to a 10% shareholder of the Company, the Option exercise price will be no less than 110% of the fair market value of the shares of Class B common stock on the grant date. Except for adjustments as described under “Shares Reserved for Issuance Under the Plan” above and “Change in Control” below, without the approval of the Company’s shareholders, the option price shall not be reduced after the Option is granted, an Option may not be cancelled in exchange for cash or another Award, and no other action may be made with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Class B common stock is traded.

No Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the Plan and in the Award Agreement relating thereto. No Option may be exercisable more than 10 years from the grant date, or, if the Option is an ISO granted to a 10% shareholder of the Company, it may not be exercisable more than 10 years from the grant date. Moreover, no Option will be treated as an ISO to the extent that the aggregate fair market value of the Class B common stock subject to the Option (determined as of the date the ISO was granted) which would first become exercisable in any calendar year exceeds $100,000. The Committee may not, as part of an Option grant, provide for an Option reload feature whereby an additional Option is automatically granted to pay all or a part of the Option exercise price or a part of any related tax withholding requirement.

Restricted Stock and Restricted Stock Units

The Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock and RSUs, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. The Committee shall impose such restrictions on any Restricted Stock and RSUs granted pursuant to the Plan as it may deem advisable including, without limitation, time-based vesting restrictions or the attainment of performance goals (“Performance Goals”). With respect to a grant of Restricted Stock, the Company may issue a certificate evidencing such Restricted Stock to the Eligible Individual or issue and hold such shares of Restricted Stock for the benefit of the Eligible Individual until the applicable restrictions expire. The Company may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. Unless otherwise provided in an Award Agreement, until the expiration of all applicable restrictions, (i) the Restricted Stock shall be treated as outstanding, (ii) the Eligible Individual holding shares of Restricted Stock may exercise full voting rights with respect to such shares, and (iii) the Eligible Individual holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held. If any such dividends or distributions are paid in shares of Class B common stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary, at the discretion of the Committee, all such dividends and distributions may be held in escrow by the Company (subject to the same restrictions on forfeitability) until all restrictions on the respective Restricted Stock have lapsed. Holders of the RSUs shall not have any of the rights of a shareholder, including the right to vote or receive dividends and other distributions, until Class B common stock shall have been issued in the Eligible Individual’s name pursuant to the RSUs; provided, however the Committee, in its sole and absolute discretion, may provide for dividend equivalents on vested RSUs.

Unless otherwise provided in the Plan or Award Agreement, Class B common stock will be issued with respect to RSUs no later than March 15 of the year immediately following the year in which the RSUs are first no longer subject to a substantial risk of forfeiture as such term is defined in Section 409A of the Code and the regulations issued thereunder (“RSU Payment Date”). In the event that the Eligible Individual has elected to defer the receipt of Class B common stock pursuant to an Award Agreement beyond the RSU Payment Date, then the Class B common stock will be issued at the time specified in the Award Agreement or related deferral election form. In addition, unless otherwise provided in the Award Agreement, if the receipt of Class B common stock is deferred past the RSU Payment Date, dividend equivalents on the Class B common stock covered by the RSUs shall be deferred until the RSU Payment Date.

Stock Appreciation Rights

The Committee has the right to grant SARs to Eligible Individuals in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Unless otherwise provided in an Award Agreement, the terms and conditions (including, without limitation, the limitations on the exercise price, exercise period, repricing and termination) of the SAR shall be substantially identical to the terms and conditions that would have been applicable were the grant of the SAR a grant of an Option. Unless otherwise provided in an Award Agreement, upon exercise of a SAR the Eligible Individual shall be entitled to receive payment, in cash, in shares of Class B common stock, or in a combination thereof, as determined by the Committee in its sole and absolute discretion. The amount of such payment shall be determined by multiplying the excess, if any, of the fair market value of a share of Class B common stock on the date of exercise over the fair market value of a share of Class B common stock on the grant date, by the number of shares of Class B common stock with respect to which the SAR are then being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to a SAR by including such limitation in the Award Agreement.

Performance Shares and Performance Units

Performance Shares and Performance Units may be granted to Eligible Individuals under the Plan. The applicable Award Agreement shall set forth (i) the number of Performance Shares or the dollar value of Performance Units granted to the participant; (ii) the performance period and Performance Goals with respect to each such Award; (iii) the threshold, target and maximum shares of Class B common stock or dollar values of each Performance Share or Performance Unit and corresponding Performance Goals; and (iv) any other terms and conditions as the Committee determines in its sole and absolute discretion. Unless otherwise provided in an Award Agreement, the Committee shall determine in its sole and absolute discretion whether payment with respect to the Performance Share or Performance Unit shall be made in cash, in shares of Class B common stock, or in a combination thereof.

Performance Goals

Performance Goals will be based on one or more of the following criteria: (i) the Company’s enterprise value or value creation targets; (ii) the Company’s after-tax or pre-tax profits including, without limitation, that attributable to the Company’s continuing and/or other operations; (iii) the Company’s operational cash flow or working capital, or a component thereof; (iv) the Company’s operational costs, or a component thereof; (v) limiting the level of increase in all or a portion of bank debt or other of the Company’s long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) earnings per share or earnings per share from the Company’s continuing operations; (vii) the Company’s net sales, revenues, net income or earnings before income tax or other exclusions; (viii) the Company’s return on capital employed or return on invested capital; (ix) the Company’s after-tax or pre-tax return on shareholder equity; (x) the attainment of certain target levels in the fair market value of the Class B common stock; (xi) the growth in the value of an investment in the Class B common stock assuming the reinvestment of dividends; and/or (xii) EBITDA (earnings before income tax, depreciation and amortization). In addition, Performance Goals may be based upon the attainment by a subsidiary, division or other operational unit of the Company of specified levels of performance under one or more of the measures described above. Further, the Performance Goals may be based upon the attainment by the Company (or a subsidiary, division, facility or other operational unit) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. The Committee may, in its sole and absolute discretion: (i) designate additional business criteria upon which the Performance Goals may be based; (ii) modify, amend or adjust the business criteria described herein; or (iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance Goals may include a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned and a level at which an Award will be fully earned.

Other Awards

Awards of shares of Class B common stock, phantom stock and other Awards that are valued in whole or in part by reference to, or otherwise based on, Class B common stock, may also be made, from time to time, to Eligible Individuals as may be selected by the Committee. Each such Award shall be evidenced by an Award Agreement between the Eligible Individual and the Company which shall specify the number of shares of Class B common stock subject to the Award, any consideration therefore, any vesting or performance requirements, and such other terms and conditions as the Committee shall determine in its sole and absolute discretion.

Non-Transferability

No Award will be transferable by an Eligible Individual other than by will or the laws of descent and distribution, and any Option or SAR will (absent the Committee’s consent) be exercisable during an Eligible Individual’s lifetime only by the Eligible Individual, except that the Committee may provide in an Award Agreement that an Eligible Individual may transfer an award to a “family member”, as such term is defined in the Form S-8 Registration Statement under the Securities Act of 1933, as amended, under such terms and conditions as specified by the Committee.

Amendments to the Plan

After giving effect to the Stock Plan Amendments, the number of shares of Class B common stock that may be issued pursuant to Awards granted under this Plan may be increased by the Board during each fiscal year, beginning with the 2026 fiscal year, by up to five percent (5%) of the outstanding shares of all classes of the Company’s common stock on the last day of the immediately preceding fiscal year, provided, however, that the approval of the shareholders shall be required for any amendment: (i) that changes the class of individuals eligible to receive Awards under the Plan; (ii) that increases the maximum number of shares of Class B common stock in the aggregate that may be subject to Awards that are granted under the Plan (except as otherwise permitted under the Plan); (iii) the approval of which is necessary to comply with federal or state law or with the rules of any stock exchange or automated quotation system on which the Class B common stock may be listed or traded; or (iv) that proposed to eliminate a requirement provided herein that the shareholders of the Company must approve an action to be undertaken under the Plan. Except as expressly provided in the Plan, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the Plan. Awards granted prior to the termination of the Plan may extend beyond the date the Plan is terminated and shall continue subject to the terms of the Plan as in effect on the date the Plan is terminated.

Change in Control

Upon the occurrence of a Change in Control (as defined in the Plan), the Committee may, in its sole and absolute discretion, provide on a case by case basis that (i) all Awards shall terminate, provided that participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any Award, (ii) all Awards shall terminate, provided that participants shall be entitled to a cash payment equal to the price per share of Class B common stock paid in the Change in Control transaction, with respect to shares subject to the vested portion of the Award, net of the exercise price thereof, if applicable, (iii) in connection with a liquidation or dissolution of the Company, the Awards, to the extent vested, shall convert into the right to receive liquidation proceeds net of the exercise price (if applicable), (iv) accelerate the vesting of Awards and (v) any combination of the foregoing. In the event that the Committee does not terminate or convert an Award upon a Change in Control of the Company, then the Award shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

Federal Income Tax Consequences

The rules concerning the federal income tax consequences of Awards under the Plan are technical, and reasonable persons may differ on their proper interpretation. Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following discussion is designed to provide only a brief, general summary description of the federal income tax consequences associated with such grants, based on a good faith interpretation of the current federal income tax laws, regulations (including certain proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth (1) any federal tax consequences other than income tax consequences or (2) any state, local or foreign tax consequences that may apply.

ISOs.    In general, an employee will not recognize taxable income upon the grant or the exercise of an ISO. For purposes of the alternative minimum tax, however, the employee will be required to treat an amount equal to the difference between the fair market value of the Class B common stock on the date of exercise over the option exercise price as an item of adjustment in computing the employee’s alternative minimum taxable income.

If the employee does not dispose of the Class B common stock received pursuant to the exercise of the ISO within either (1) two years after the date of the grant of the ISO or (2) one year after the date of the exercise of the ISO, a subsequent disposition of the Class B common stock generally will result in long-term capital gain or loss to such individual with respect to the difference between the amount realized on the disposition and exercise price. The Company will not be entitled to any federal income tax deduction as a result of such disposition. In addition, the Company normally will not be entitled to take a federal income tax deduction on either the grant date or upon the exercise of an ISO.

If the employee disposes of the Class B common stock acquired upon exercise of the ISO within either of the above-mentioned time periods, then in the year of such disposition, the employee generally will recognize ordinary income, and the Company will be entitled to a federal income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements, subject to the limits under Code Section 162(m) described below), in an amount equal to the lesser of (1) the excess of the fair market value of the Class B common stock on the date of exercise over the option exercise price or (2) the amount realized upon disposition of the Class B common stock over the exercise price. Any gain in excess of such amount recognized by the employee as ordinary income would be taxed to such individual as short-term or long-term capital gain (depending on the applicable holding period).

Non-ISOs.    An Eligible Individual will not recognize any taxable income upon the grant of a Non-ISO, and the Company will not be entitled to take an income tax deduction at the time of such grant. Upon the exercise of a Non-ISO, the Eligible Individual generally will recognize ordinary income and the Company will be entitled to a federal income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements, subject to the limits under Code Section 162(m) described below) in an amount equal to the excess of the fair market value of the Class B common stock on the date of exercise over the option exercise price. Upon a subsequent sale of the Class B common stock by the Eligible Individual, such individual will recognize short-term or long-term capital gain or loss (depending on the applicable holding period).

SARs.    An Eligible Individual will not recognize any taxable income upon the grant of a SAR, and the Company will not be entitled to take an income tax deduction at the time of such grant. An Eligible Individual will recognize ordinary income for federal income tax purposes upon the exercise of a SAR under the Plan for cash, Class B common stock or a combination of cash and Class B common stock, and the amount of income that the Eligible Individual will recognize will depend on the amount of cash, if any, and the fair market value of the Class B common stock, if any, that the Eligible Individual receives as a result of such exercise. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Eligible Individual in the same taxable year in which the Eligible Individual recognizes such income if the Company satisfies applicable federal income tax reporting requirements, subject to the limits under Code Section 162(m) described below.

Restricted Stock.    The Eligible Individual who receives Restricted Stock generally will not be subject to tax until the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (the “Restrictions”). At such time the Eligible Individual will be subject to tax at ordinary income rates on the fair market value of the Restricted Stock (reduced by any amount paid by the participant for such Restricted Stock). However, an Eligible Individual who makes an election under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain (or loss) depending upon how long the shares have been held. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant and not eligible for the reduced tax rate applicable to dividends. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Eligible Individual in the same taxable year in which the Eligible Individual recognizes such income if the Company satisfies applicable federal income tax reporting requirements, subject to the limits under Code Section 162(m) described below.

Restricted Stock Units.    Generally, no income will be recognized upon the award of RSUs. An Eligible Individual who receives RSUs generally will be subject to tax at ordinary income rates on any cash received and the fair market value of any shares of Class B common stock or other property on the date that such amounts are transferred to the Eligible Individual under the award (reduced by any amount paid by the Eligible Individual for such RSU). The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Eligible Individual in the same taxable year in which the Eligible Individual recognizes such income, subject to the limits under Code Section 162(m) described below.

Performance Units and Performance Shares.    No income generally will be recognized upon the grant of a Performance Unit or Performance Share. Upon payment in respect of a Performance Unit or Performance Share, the Eligible Individual generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of Class B common stock or other property received. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Eligible Individual in the same taxable year in which the Eligible Individual recognizes such income, subject to the limits under Code Section 162(m) described below.

Code Section 162(m).    In general, Section 162(m) of the Code currently provides that if, in any year, the compensation that is paid to any “covered employee” (as defined under Section 162(m)) exceeds $1,000,000 per person, any amounts that exceed the $1,000,000 threshold will not be deductible by us for federal income tax purposes.

New Stock Incentive Plan Benefits

No awards have been made with respect to the Stock Plan Amendments and as such, we have not included a New Plan Benefits table called for by Item 10 of Schedule 14A.

Vote Required and Board Recommendation

The vote required for the Stock Plan Amendment Proposal is a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting. The Board recommends a vote “FOR” the Stock Plan Amendment Proposal.

PROPOSAL 3: SAY ON PAY PROPOSAL

Background of the Proposal

The Dodd-Frank Act requires all public companies to hold a separate non-binding advisory shareholder vote to approve the compensation of executive officers as described in the executive compensation tables and any related information in each such company’s Proxy Statement (commonly known as a “Say on Pay” proposal). Pursuant to Section 14A of the Exchange Act, we are holding a separate non-binding advisory vote on Say on Pay at the Annual Meeting.

Say on Pay Resolution

This Say on Pay proposal is set forth in the following resolution:

RESOLVED, that the shareholders of RumbleOn, Inc. approve, on an advisory basis, the compensation of its named executive officers, as disclosed in the RumbleOn, Inc.’s Proxy Statement for the 2025 Annual Meeting of Shareholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables, and any related information found in the Proxy Statement of RumbleOn, Inc.

Because your vote on this proposal is advisory, it will not be binding on the Board, the Compensation Committee or the Company. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required and Board Recommendation

The vote required for the Say on Pay Proposal is a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting. The Board recommends a vote “FOR” the Say on Pay Proposal.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting for preparing the financial statements and for the report process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent public accounting firm. The Audit Committee hereby reports as follows:

1.      The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2024 with management.

2.      The Audit Committee has discussed with BDO the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

3.      The Audit Committee has received the written disclosures and the letter from BDO required by applicable requirements of the PCAOB regarding BDO’s communications with the Audit Committee concerning independence and has discussed BDO’s independence with representatives of BDO.

Based on the review and discussion referred to above, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2024 be included in the 2024 Annual Report, filed with the SEC on March 14, 2024.

The foregoing has been furnished by the Audit Committee:

Steven Pully (Chair)
Mark Cohen
Rebecca Polak

This “Audit Committee Report” is not “Soliciting Material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 4: AUDITOR PROPOSAL

The Audit Committee has retained BDO to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (the “2025 fiscal year”). BDO will audit our consolidated financial statements for the 2025 fiscal year and perform other services. While shareholder ratification is not required by our Amended and Restated Bylaws or otherwise, our Board, at the direction of the Audit Committee, is submitting the selection of BDO to the shareholders for ratification as part of good corporate governance practices. If the shareholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain BDO. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm as the independent registered public accounting firm for the Company for the 2025 fiscal year at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

A representative of BDO is expected to be available at the virtual Annual Meeting to respond to appropriate questions from shareholders and will be given the opportunity to make a statement if he or she desires to do so.

Changes in Independent Registered Public Accounting Firm

Engagement of BDO

Effective September 13, 2023, the Company engaged BDO as the Company’s accounting firm to perform independent audit services for the fiscal quarter ending September 30, 2023 and for the fiscal year ending December 31, 2023. The decision to engage BDO as the Company’s independent registered public accounting firm for the 2025 fiscal year was approved by the Audit Committee on April 8, 2025.

During the fiscal years ended December 31, 2024 and December 31, 2023, neither the Company, nor anyone on its behalf, consulted BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Decision of Grant Thornton to not Stand for Re-Appointment

Grant Thornton LLP (“Grant Thornton”) audited the Company’s financial statements as of and for the year ended December 31, 2022. On May 22, 2023, following discussions with the Chairman of the Audit Committee, Grant Thornton advised the Company that it would not stand for re-appointment as the Company’s independent accountant for the year ending December 31, 2023. Grant Thornton continued its engagement in connection with the quarterly period ended June 30, 2023. Grant Thornton ceased to serve as the Company’s independent registered public accounting firm on September 13, 2023.

During the interim period from January 1, 2023 through September 13, 2023, when Grant Thornton ceased to serve as the Company’s independent registered public accounting firm, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make a reference to the subject matter thereof in connection with its report on the Company’s financial statements for the year ended December 31, 2022 and (ii) no “reportable events” (as that term is defined in item 304(a)(1)(v) of Regulation S-K and the related instructions).

Independent Auditor’s Fees

The following table sets forth the fees for BDO and Grant Thornton during the years ended December 31, 2024 and December 31, 2023.

	2024	2023
Audit Fees(1)	$2,323,000	$2,709,914
Audit Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—
Total	$2,323,000	$2,709,914

____________

(1)      Represents the aggregate fees billed by BDO and Grant Thornton, as applicable, for (a) professional services rendered for the audit of our annual financial statements for the years ended December 31, 2024 and December 31, 2023, (b) the audit of management’s assessment of the effectiveness of our internal controls over financial reporting as of December 31, 2024 and December 31, 2023, (c) reviews of the financial statements included in our Forms 10-Q filed with the SEC, (d) reviews of other SEC filings or correspondence, including the filing of any current reports on Form 8-K and registration statements on Forms S-3 and S-8.

POLICY FOR APPROVAL OF AUDIT AND PERMITTED NON-AUDIT SERVICES

The Audit Committee has adopted a policy and related procedures requiring its pre-approval of all audit and non-audit services to be rendered by its independent registered public accounting firm. These policies and procedures are intended to ensure that the provision of such services do not impair the independent registered public accounting firm’s independence. These services may include audit services, audit related services, tax services and other services. The policy provides for the annual establishment of fee limits for various types of audit services, audit related services, tax services and other services, within which the services are deemed to be pre-approved by the Audit Committee. The independent registered public accounting firm is required to provide to the Audit Committee back up information with respect to the performance of such services.

All services provided by BDO during the years ended December 31, 2024 and December 31, 2023, and Grant Thornton during the partial year period ending on September 13, 2023 were approved by the Audit Committee. The Audit Committee has delegated to its Chair the authority to pre-approve services, up to a specified fee limit, to be rendered by the independent registered public accounting firm and requires that the Chair report to the Audit Committee any pre-approved decisions made by the Chair at the next scheduled meeting of the Audit Committee.

Vote Required and Board Recommendation

The vote required for the Auditor Proposal is a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting. The Board recommends a vote “FOR” the Auditor Proposal.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Policy

Pursuant to the Audit Committee Charter, the Audit Committee has the responsibility to review and approve all transactions with related persons, as described in Item 404 of Regulation S-K under the Exchange Act. We have been a party to the following transactions since January 1, 2023, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any director, executive officer, or holder of more than 5% of any class of our voting stock, or any member of the immediate family of or entities affiliated with any of them, had or will have a material interest.

Sale of Property

On December 27, 2024, the Company sold a certain dealership property in Florida to an entity controlled by William Coulter and Mark Tkach, for $4.0 million, which was deemed to be at fair market value. William Coulter and Mark Tkach are both directors and former executive officers of the Company and holders of Class B common stock. The Company then entered into an operating lease agreement on December 28, 2024 with the same entity controlled by William Coulter and Mark Tkach in which the Company leased the property back for a 10-year term and initial annual base rent of $0.3 million that increases 2% per year. This lease does not contain a purchase option.

2024 Backstop Purchase

On December 19, 2024, under the terms of the Support and Standby Purchase Agreement dated as of November 26, 2024 (the “Support and Standby Purchase Agreement”), among the Company, Mark Tkach, William Coulter and Stone House, which is managed by Mark Cohen (collectively, the “Investors”), the Company issued and sold to Stone House 349,333 shares of Class B common stock at an exercise price of $4.18 per share (the “Backstop Securities”) for an aggregate purchase price of approximately $1.5 million. The Backstop Securities represented the shares of Class B common stock that remained unsubscribed for by the shareholders of the Company as of the expiration of the subscription period of the $10.0 million 2024 Rights Offering.

In connection with the Support and Standby Purchase Agreement, other than reimbursement of legal and other fees by the Company, the Investors did not receive any fees or other remuneration. On December 19, 2024, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) by and among the Company and the Investors granting the Investors registration rights in respect of certain shares of Class B common stock (the “Registrable Securities”), as required under the Support and Standby Purchase Agreement. Pursuant to the Registration Rights Agreement, the Company has agreed to file a resale registration statement for the Registrable Securities as soon as practicable after the execution of the Registration Rights Agreement, and to use commercially reasonable efforts to cause it to become effective as soon as possible after such filing, but in no event later than sixty (60) days after the date of such filing. The Registration Rights Agreement also contains indemnification and other provisions customary for transactions of this nature.

Pre-Owned Inventory Floor Plan Line

On December 6, 2024, the Company entered into a floor plan facility agreement with William Coulter, Mark Tkach and RideNow Management LLLP, an entity controlled by William Coulter and/or Mark Tkach that provides up to $16.0 million of revolving availability that bears interest based on SOFR plus 5.0%. As of December 31, 2024, the amount owed by the Company to the related parties under this facility was $15.9 million.

Leases

As of December 31, 2024, the Company is a party to 27 leases consisting primarily of leased dealership and office properties from related parties. Each related party lease is with a wholly owned subsidiary of the Company as the tenant and an entity controlled by William Coulter and/or Mark Tkach, as the landlord. The aggregate annual base rent payments for these leases was approximately $16.4 million in 2024, and approximately $15.7 million in 2023, with base rent increasing 2% annually. Most of the leases commenced a 20-year term on September 1, 2021. Two of the leases were entered into in 2024, one with a 20-year term containing a purchase option and the other with a 10-year term.

Employment of Immediate Family Members

Mark Tkach has two immediate family members that are employed by the Company: (i) his son, Cameron Tkach, and (ii) his daughter-in-law (the spouse of Cameron Tkach), Samantha Tkach. In connection with his position as Vice President of Pre-Owned Inventory at RideNow, Cameron Tkach received aggregate gross pay of $0.4 million in 2024 and $0.5 million in 2023, including income from vested RSUs under the Plan. Cameron Tkach was appointed Executive Vice President and Chief Operating Officer on January 13, 2025. In connection with Cameron Tkach’s appointment as Executive Vice President and Chief Operating Officer, the Company entered into an employment agreement with Cameron Tkach pursuant to which he is entitled to (i) an annual base salary of $425,000, (ii) a one-time cash bonus of $25,000, (iii) an annual performance-based bonus with a target bonus opportunity of 85% of his annual base salary, and (iv) an annual equity grant commencing in 2025 of time-based and performance-based restricted stock units with a target incentive opportunity equal to 85% of his annual base salary. Samantha Tkach has been employed by Wholesale Express, LLC, a subsidiary of the Company, as a Sales Representative since 2019. She received aggregate gross pay of $0.1 million in 2024 and $0.2 million in 2023.

2023 Backstop Purchase

On December 8, 2023, under the terms of the Standby Purchase Agreement dated as of August 8, 2023, as amended (the “2023 Standby Purchase Agreement”), among the Company, Mark Tkach, William Coulter and Stone House (collectively with Mark Tkach and William Coulter, the “2023 Standby Purchasers”), the Company issued and sold to the 2023 Standby Purchasers 3,443,289 shares of Class B common stock at an exercise price of $5.50 per share (the “2023 Backstop Securities”) for an aggregate purchase price of approximately $18.9 million (the “2023 Backstop Purchase”). The 2023 Backstop Securities represent the shares of the Company’s Class B common stock that remained unsubscribed for by the shareholders of the Company as of the expiration of the subscription period of the rights offering completed by the Company in December 2023. William Coulter and Mark Tkach are directors and former executive officers of the Company. Subject to the terms and conditions of the 2023 Standby Purchase Agreement, the Company agreed to provide Stone House with the right to designate one nominee to the Board not later than 60 days after the date of the 2023 Standby Purchase Agreement. Mark Cohen, the managing member of Stone House, was nominated by Stone House and subsequently appointed by the Board as a director of the Company on August 30, 2023.

Pursuant to the 2023 Standby Purchase Agreement, the Company agreed to reimburse the 2023 Standby Purchasers for the reasonable out-of-pocket costs and expenses incurred by them in connection with the negotiation, execution and delivery of the Purchase Agreement and the transactions contemplated thereby, including reasonable and documented fees and disbursements of counsel to each 2023 Standby Purchaser. The Company did not pay or give, directly or indirectly, any commission or other remuneration, including underwriting discounts and commissions, in connection with the issuance of the 2023 Backstop Securities.

Proxy Settlement Agreement and Related Transactions

In 2023, certain disputes arose between Mark Tkach and William Coulter, on the one hand, who are holders of greater than 5% of our outstanding common stock, and the Company and the then serving members of the Company’s management, on the other hand, which led Mark Tkach and William Coulter to submit a notice of intent to make nominations and submit proposals for consideration at our 2023 annual shareholder meeting (the “2023 Annual Meeting”). On June 15, 2023, the Company reached a binding settlement agreement with Mark Tkach and William Coulter relating to the matters in dispute, which was reflected in a binding term sheet (the “Term Sheet”). Pursuant to the Term Sheet, the Company agreed to take certain corporate governance actions, including selecting Mark Tkach as a director and naming William Coulter as a Board observer until the 2023 Annual Meeting, and nominating William Coulter for election as a director at the 2023 Annual Meeting, and, for a period of 90 days following execution of the Term Sheet, Mark Tkach and William Coulter agreed to vote as recommended by the Board at any annual meeting or special meeting of the Company’s shareholders, and to refrain from calling any special meetings of the Company’s shareholders, granting or soliciting proxies (other than to named proxies included in the Company’s proxy card for any shareholder meeting), or making any nominations or proposals at any annual or special meetings of shareholders. The Company also agreed to reimburse the reasonable, documented, out of pocket advisor fees and expenses incurred by Mark Tkach and William Coulter in connection with their proxy contest, which were estimated to be $2.5 million.

On June 30, 2023, the Company entered into a Cooperation Agreement with Mark Tkach and William Coulter, formalizing the parties’ agreements under the Term Sheet. Following Mark Tkach’s initial term on the Board, the Cooperation Agreement provided for an appointment as a Board observer until such time as he was appointed as a director. Pursuant to the Cooperation Agreement, Mark Tkach and William Coulter have unrestricted access to attend and participate in any meetings of the Board or any committee thereof held while an observer to the Board. Substantially all of the terms of the Term Sheet and the Cooperation Agreement have been implemented, and the Company is not aware of any actions that remain to be taken that are likely to lead to a material dispute among the parties as to the performance of their respective obligations thereunder.

Payments to Coulter Management Group LLLP

The Company remitted $0.1 million in 2023 to Coulter Management Group LLLP, an entity owned by William Coulter. These payments were made to cover certain proportionate costs of the Company, including health plan and IT contract expenses that were shared among Coulter Management and the RideNow entities for a period of time after the Company’s acquisition of RideNow. No payments were made in 2024.

Bidpath Software License

In 2022, the Audit Committee approved, and the Company entered into two agreements with Bidpath Incorporated, a company owned by Adam Alexander, a former director of the Company, that provided the Company with (i) a perpetual, non-exclusive license to the then-current source code, as well as all future source code, of foundational technology for our inventory management platform, and (ii) support and maintenance services, all of which remained in development prior to the Company’s termination of the contract effective August 31, 2023, pursuant to the contract’s terms.

In 2023, the Company paid Bidpath $0.2 million for support and maintenance services and recorded a $2.6 million impairment charge upon termination of the contract for the related costs that had been capitalized. No payments were made in 2024.

Ready Team Grow, LLC

The Company paid $0.1 million in 2023 to Ready Team Grow, LLC for employee recruiting services. This entity is owned by the domestic partner of the Company’s former CEO, Marshall Chesrown. The Company’s use of the entity ended in 2023.

Chesrown Use of Company Resources

As previously disclosed, in 2023, the Company began an investigation into the use of certain Company resources by its former Chairman and CEO, Marshall Chesrown. For further information on this investigation and related matters, please see Item 3 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. During 2023, Mr. Chesrown subleased certain warehouse space to the Company and the Company believes that Mr. Chesrown used such warehouse space, the services of Company personnel and potentially other company assets and resources for his personal benefit. Based on the information presently available to it, the Company is not able to accurately quantify for any period the dollar value of the amount involved. The Company believes, however, that the approximate dollar value of such amount for 2023 and of Mr. Chesrown’s interest therein could equal or exceed $120,000, but was not material to the financial condition or results of operations of the Company.

Berrard Death Benefit

In 2021, the Audit Committee approved the issuance of 154,731 shares of the Company’s Class B common stock as a gift of a death benefit to the widow and children of Steven Berrard, the Company’s former Chief Financial Officer and director. Also, in 2021, the Audit Committee approved a gift of a death benefit to the widow and children of Steven Berrard in an amount equal to (1) $1,338,400, which shall be paid in equal weekly installments beginning October 1, 2021 and ending June 30, 2024 and (2) the cash bonus paid to the Company’s Chief Executive Officer each quarter over the same period ending June 30, 2024, if and when paid to the Chief Executive Officer in accordance with the Company’s executive incentive program.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires that RumbleOn’s directors, executive officers and persons who beneficially own 10% or more of RumbleOn’s common stock file with the SEC initial reports of ownership and reports of changes in ownership of our stock and our other equity securities. To RumbleOn’s knowledge, based solely on a review of the copies of such reports furnished to RumbleOn and written representations that no other reports were required, during the year ended December 31, 2024, all such filing requirements applicable to RumbleOn’s directors, executive officers and greater than 10% beneficial owners were complied with.

Copies of 2024 Annual Report on Form 10-K

A copy of our 2024 Annual Report has been made available to all shareholders. Shareholders are referred to the 2024 Annual Report for financial and other information about the Company, but the 2024 Annual Report is not incorporated in this Proxy Statement and is not part of the proxy soliciting material.

Additionally, you can find a copy of our 2024 Annual Report, which includes our financial statements for the fiscal year ended December 31, 2024, on the SEC’s website, at www.sec.gov, or in the Investors section of our website at www.rumbleon.com. You may also obtain a printed copy of our 2024 Annual Report, including our financial statements, free of charge, from us by sending a written request to: Investor Relations, RumbleOn, Inc., 901 W. Walnut Hill Lane, Suite 110A, Irving, Texas 75038. Exhibits will be furnished upon written request and payment of an appropriate processing fee.

Annex A

SIXTH AMENDMENT TO THE
RUMBLEON, INC.
2017 STOCK INCENTIVE PLAN

WHEREAS, RumbleOn, Inc., a Nevada corporation (the “Company”), currently maintains and sponsors the RumbleOn, Inc. 2017 Stock Incentive Plan (as amended, the “Plan”); and

WHEREAS, Section 14(k) of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan from time to time; and

WHEREAS, the Board has determined it to be in the Company’s best interests to amend the Plan as set forth herein; and

NOW, THEREFORE, effective upon the Company’s Stockholders’ approval as set forth in Section 14(k) of the Plan, the following amendment to the Plan is hereby adopted:

1.    The last sentence of Section 5(a) of the Plan shall be amended and restated to read as follows: “The maximum number of shares of Class B common stock that may be issued pursuant to Awards granted under the Plan shall be 5,791,461. Subject to the provisions of Section 5(e) of the Plan, the number of shares of Class B common stock that may be issued pursuant to Awards granted under this Plan may be increased by the Board during each fiscal year, beginning with the 2026 fiscal year, by up to five percent (5%) of the outstanding shares of all classes of the Company’s common stock on the last day of the immediately preceding fiscal year.”

2.    Section 5(b)(i) of the Plan shall be amended and restated to read as follows:

“Limitations on Incentive Stock Options. With respect to the shares of Class B common stock issuable pursuant to this Section, a maximum of 5,791,461 of such shares may be subject to grants of Incentive Stock Options.”

3.    Sections 5(b)(ii), 5(b)(iii) and 5(b)(iv) shall be deleted in their entirety.

4.    Section 5(d) of the Plan shall be amended and restated to read as follows:

“Cancelled, Forfeited, or Terminated Awards. Notwithstanding anything to the contrary in this Plan, if all or any portion of an Award under this Plan is cancelled, forfeited or terminated or shares are not issuable thereunder for any reason prior to exercise, delivery, settlement or becoming vested in full (including, for the avoidance of doubt, shares used to pay the exercise price of a stock option or stock appreciation right, purchase price of an Award or any taxes or tax withholdings on an Award), the shares of Common Stock that were subject to such Award or such portion of such Award shall, to the extent cancelled, forfeited, terminated, or not issued thereunder, immediately become available for future Awards granted under this Plan.”

5.    The penultimate sentence of Section 5(e) of the Plan shall be deleted in its entirety and the following shall be added at the end of the sentence prior to such sentence:

“; provided, however, that the number of shares subject to an Award shall always be a whole number. The Committee may, if deemed appropriate, provide for a cash payment to any holder of an Award in connection with any adjustment made pursuant to this Section 5(e).”

6.    The last sentence of Section 14(c) shall be deleted in its entirety.

7.    References to Section 162(m) in Section 14(l) of the Plan shall be eliminated such that Section 14(l) relates only to Section 409A of the Code.

8.    Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

Annex A-1

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the ____ day of __________ 2025, on behalf of the Company.

RUMBLEON, INC.
By:
Name:
Title:

Annex A-2

BROADRIDGE CORPORATE ISSUER SOLUTIONS C/O RUMBLEON, INC. P.O. BOX 1342 BRENTWOOD, NY 11717 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 3, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/RMBL2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 3, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V73303-P32006 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY RUMBLEON, INC. The Board of Directors recommends you vote FOR the following proposals: 1. Election of Directors Nominees: Mark Cohen William Coulter Rebecca Polak Michael Quartieri Rachel Richards John Rickel Mark Tkach 2. To approve an amendment to the RumbleOn, Inc. 2017 Stock Incentive Plan to, among other things,(i) increase the number of shares of Class B Common Stock authorized for issuance under the Plan, (ii) eliminate certain annual grant limits (iii) permit the Board to add up to 5% of the shares of Common Stock outstanding to the Plan each year without shareholder approval and (iv) add back to the shares of Common Stock available under the Plan shares underlying awards that are not ultimately issued, including shares withheld for taxes. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 4. Ratification of the appointment of BDO USA, P.C. as the independent registered public accounting firm for the year ending December 31, 2025. 3. To approve, by non-binding vote, named executive officer compensation. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date For Against Abstain

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. RUMBLEON, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL VIRTUAL MEETING OF SHAREHOLDERS JUNE 4, 2025 The shareholder(s) hereby appoint(s) Michael Quartieri and Marc McPeak, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A or Class B Common Stock of RumbleOn, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at Wednesday, June 4, 2025 or any adjournment or postponement thereof. The Annual Meeting of Shareholders will be held at 8:00 am Central Time on June 4, 2025 virtually atwww.virtualshareholdermeeting.com/RMBL2025. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE V73304-P32006